                                                                     EXHIBIT 1.4

                                                                  EXECUTION COPY

--------------------------------------------------------------------------------

             -------------------------------------------------------

                               CALPINE CORPORATION

               9 5/8% FIRST PRIORITY SENIOR SECURED NOTES DUE 2014

             -------------------------------------------------------

                                    INDENTURE

                         Dated as of September 30, 2004

             -------------------------------------------------------

             -------------------------------------------------------

                            WILMINGTON TRUST COMPANY

                                     Trustee

             -------------------------------------------------------

--------------------------------------------------------------------------------

                             CROSS-REFERENCE TABLE*

Trust Indenture
Act Section                                                                   Indenture Section
310(a)(1).................................................................           7.10
   (a)(2).................................................................           7.10
   (a)(3).................................................................           N.A.
   (a)(4).................................................................           N.A.
   (a)(5).................................................................           7.10
   (b)....................................................................           7.10
   (c)....................................................................           N.A.
311(a)....................................................................           7.11
   (b)....................................................................           7.11
   (c)....................................................................           N.A.
312(a)....................................................................           2.05
313(a)....................................................................           7.06
   (b)(1).................................................................          10.03
   (b)(2).................................................................        7.06; 7.07
   (c)....................................................................           7.06
   (d)....................................................................           7.06
314(a)....................................................................           4.03
   (a)(4).................................................................          12.05
   (b)....................................................................           N.A.
   (c)(3).................................................................           N.A.
   (e)....................................................................          12.05
   (f)....................................................................           N.A.
315(a)....................................................................           7.01
   (b)....................................................................           7.05
   (c)....................................................................           7.01
   (d)....................................................................           7.01
   (e)....................................................................           6.11
316(a) (last sentence)....................................................           2.09
   (a)(1)(A)..............................................................           6.05
   (a)(1)(B)..............................................................           6.04
   (a)(2).................................................................           N.A.
   (b)....................................................................           6.07
   (c)....................................................................           2.12
317(a)(1).................................................................           6.08
   (a)(2).................................................................           6.09
   (b)....................................................................           2.04
318(a)....................................................................           N.A.
   (b)....................................................................          12.03
   (c)....................................................................   12.01; 12.02; 12.03

N.A. means not applicable.
* This Cross Reference Table is not part of this Indenture.

                                TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
                                                           ARTICLE 1.
                                                  DEFINITIONS AND INCORPORATION
                                                          BY REFERENCE

Section 1.01      Definitions....................................................................................      1
Section 1.02      Other Definitions..............................................................................     30
Section 1.03      Incorporation by Reference of Trust Indenture Act..............................................     30
Section 1.04      Rules of Construction..........................................................................     31

                                                           ARTICLE 2.
                                                           THE NOTES

Section 2.01      Form and Dating................................................................................     32
Section 2.02      Execution and Authentication...................................................................     32
Section 2.03      Registrar and Paying Agent.....................................................................     33
Section 2.04      Paying Agent to Hold Money in Trust............................................................     33
Section 2.05      Holder Lists...................................................................................     33
Section 2.06      Transfer and Exchange..........................................................................     33
Section 2.07      Replacement Notes..............................................................................     40
Section 2.08      Outstanding Notes..............................................................................     40
Section 2.09      Treasury Notes.................................................................................     40
Section 2.10      Temporary Notes................................................................................     40
Section 2.11      Cancellation...................................................................................     41
Section 2.12      Defaulted Interest.............................................................................     41

                                                           ARTICLE 3.
                                                  REPURCHASE AND PREPAYMENT

Section 3.01      [Reserved].....................................................................................     41
Section 3.02      Selection of Notes to Be Purchased.............................................................     41
Section 3.03      Deposit of Purchase Price......................................................................     42
Section 3.04      Notes Purchased in Part........................................................................     42
Section 3.05      Optional Redemption............................................................................     42
Section 3.06      Mandatory Redemption...........................................................................     43
Section 3.07      Offer to Purchase by Application of Excess Proceeds............................................     43

                                                           ARTICLE 4.
                                                           COVENANTS

Section 4.01      Payment of Notes...............................................................................     45
Section 4.02      Maintenance of Office or Agency................................................................     45
Section 4.03      Reports........................................................................................     45
Section 4.04      Compliance Certificate.........................................................................     46
Section 4.05      Taxes..........................................................................................     47
Section 4.06      Stay, Extension and Usury Laws.................................................................     47
Section 4.07      Restricted Payments............................................................................     47
Section 4.08      Dividend and Other Payment Restrictions Affecting Subsidiaries.................................     50
Section 4.09      Incurrence of Indebtedness and Issuance of Preferred Stock.....................................     51
Section 4.10      Asset Sales....................................................................................     54
Section 4.11      Transactions with Affiliates...................................................................     56
Section 4.12      Liens..........................................................................................     57

Section 4.13      Limitation on Changes in the Nature of the Business............................................     57
Section 4.14      Corporate Existence............................................................................     58
Section 4.15      Offer to Repurchase Upon Change of Control.....................................................     58
Section 4.16      Limitation on Sale and Leaseback Transactions..................................................     59
Section 4.17      Limitation on Issuances of Guarantees of Indebtedness..........................................     59
Section 4.18      Payments for Consent...........................................................................     60
Section 4.19      Designation of Restricted and Unrestricted Subsidiaries........................................     60
Section 4.20      Changes in Covenant When Notes Rated Investment Grade..........................................     60

                                                           ARTICLE 5.
                                                           SUCCESSORS

Section 5.01      Merger, Consolidation, or Sale of Assets.......................................................     61
Section 5.02      Successor Corporation Substituted..............................................................     62

                                                           ARTICLE 6.
                                                     DEFAULTS AND REMEDIES

Section 6.01      Events of Default..............................................................................     62
Section 6.02      Acceleration...................................................................................     64
Section 6.03      Other Remedies.................................................................................     64
Section 6.04      Waiver of Past Defaults........................................................................     64
Section 6.05      Control by Majority............................................................................     65
Section 6.06      Limitation on Suits............................................................................     65
Section 6.07      Rights of Holders of Notes to Receive Payment..................................................     65
Section 6.08      Collection Suit by Trustee.....................................................................     65
Section 6.09      Trustee May File Proofs of Claim...............................................................     66
Section 6.10      Priorities.....................................................................................     66
Section 6.11      Undertaking for Costs..........................................................................     66

                                                           ARTICLE 7.
                                                            TRUSTEE

Section 7.01      Duties of Trustee..............................................................................     67
Section 7.02      Rights of Trustee..............................................................................     68
Section 7.03      Individual Rights of Trustee...................................................................     68
Section 7.04      Trustee's Disclaimer...........................................................................     69
Section 7.05      Notice of Defaults.............................................................................     69
Section 7.06      Reports by Trustee to Holders of the Notes.....................................................     69
Section 7.07      Compensation and Indemnity.....................................................................     69
Section 7.08      Replacement of Trustee.........................................................................     70
Section 7.09      Successor Trustee by Merger, etc...............................................................     71
Section 7.10      Eligibility; Disqualification..................................................................     71
Section 7.11      Preferential Collection of Claims Against Company..............................................     71

                                                           ARTICLE 8.
                                          LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01      Option to Effect Legal Defeasance or Covenant Defeasance.......................................     71
Section 8.02      Legal Defeasance and Discharge.................................................................     71
Section 8.03      Covenant Defeasance............................................................................     72
Section 8.04      Conditions to Legal or Covenant Defeasance.....................................................     72
Section 8.05      Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous
                  Provisions.....................................................................................     73
Section 8.06      Repayment to the Company.......................................................................     74

Section 8.07      Reinstatement..................................................................................     74

                                                           ARTICLE 9.
                                               AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01      Without Consent of Holders of Notes............................................................     75
Section 9.02      With Consent of Holders of Notes...............................................................     75
Section 9.03      Compliance with Trust Indenture Act............................................................     77
Section 9.04      Revocation and Effect of Consents..............................................................     77
Section 9.05      Notation on or Exchange of Notes...............................................................     77
Section 9.06      Trustee to Sign Amendments, etc................................................................     77

                                                           ARTICLE 10.
                                                    COLLATERAL AND SECURITY

Section 10.01     Equal and Ratable Sharing of Collateral by Holders of Parity Lien Debt; Sharing
                  Confirmation...................................................................................     77
Section 10.02     [Reserved].....................................................................................     78
Section 10.03     Release of Security Interest in Respect of Notes...............................................     78
Section 10.04     Priority Lien Agent; Additional Series of Priority Lien Debt; Priority Debt Agreement..........     78

                                                           ARTICLE 11.
                                                  SATISFACTION AND DISCHARGE

Section 11.01     Satisfaction and Discharge.....................................................................     79
Section 11.02     Application of Trust Money.....................................................................     80

                                                           ARTICLE 12.
                                                          MISCELLANEOUS

Section 12.01     Trust Indenture Act Controls...................................................................     80
Section 12.02     Notices........................................................................................     80
Section 12.03     Communication by Holders of Notes with Other Holders of Notes..................................     81
Section 12.04     Certificate and Opinion as to Conditions Precedent.............................................     81
Section 12.05     Statements Required in Certificate or Opinion..................................................     82
Section 12.06     Rules by Trustee and Agents....................................................................     82
Section 12.07     No Personal Liability of Directors, Officers, Employees and Stockholders.......................     82
Section 12.08     Governing Law..................................................................................     82
Section 12.09     No Adverse Interpretation of Other Agreements..................................................     82
Section 12.10     Successors.....................................................................................     82
Section 12.11     Severability...................................................................................     83
Section 12.12     Counterpart Originals..........................................................................     83
Section 12.13     Table of Contents, Headings, etc...............................................................     83

                                                           EXHIBITS

Exhibit A         FORM OF NOTE
Exhibit B         FORM OF CERTIFICATE OF TRANSFER
Exhibit C         FORM OF CERTIFICATE OF EXCHANGE
Exhibit D         FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E         FORM OF PRIORITY DEBT AGREEMENT

      INDENTURE dated as of September 30, 2004 between Calpine Corporation, a Delaware corporation and Wilmington Trust Company (the "Trustee").

      The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 9?% First Priority Senior Secured Notes due 2014 (the "Notes"):

                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01 Definitions.

      "144A Global Note" means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

      "Acquired Debt" means, with respect to any specified Person:

            (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

            (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

Acquired Debt shall be deemed to be incurred on the date the acquired Person becomes a Restricted Subsidiary.

      "Actionable Default" means (1) the failure to pay any principal of or interest on any Series of Secured Debt outstanding in the amount of $50.0 million or more resulting in an event of default under the applicable Series of Secured Debt after payment is due, including payments that are due (or if any required offer had been timely made would be due) in respect of any mandatory offer to purchase Secured Debt resulting in an event of default under the applicable Series of Secured Debt, (2) the failure to pay in full, when due and payable in full (whether at maturity, upon acceleration or otherwise), any Series of Secured Debt outstanding in the amount of $50.0 million or more, (3) the exercise by the collateral trustee or any of its co-trustees or agents (including the Priority Lien Agent) of any right or power that is exercisable by it only upon default to take sole and exclusive dominion and control over any Collateral consisting of a deposit in a deposit account, commodity contract in a commodity account or financial asset in a securities account constituting Collateral or the delivery of any instructions to the collateral trustee directing it to foreclose or otherwise enforce, or to distribute the proceeds of enforcement of, any Lien upon any Collateral or (4) the occurrence of any event of default under any indenture or agreement governing any Series of Secured Debt arising from the commencement of any Bankruptcy Case or Insolvency Proceeding.

      "Additional Notes" means Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes.

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings. For purposes of Section 4.11 herein, "Affiliate" shall also mean any Person of which the Company owns 10% or more of any class of Capital Stock or rights to acquire 10% or more of any class of Capital Stock and any Person who would be an Affiliate of any such Person pursuant to the first sentence hereof.

      "Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent.

      "Applicable Premium" means, with respect to any Note on any redemption date, the greater of:

                  (1) 1.0% of the principal amount of the Note; or

                  (2) the excess of:

                        (a) the present value at such redemption date of (i) the redemption price of the Note at October 1, 2009 (such redemption price being set forth in the table appearing Section 3.05) plus (ii) all required interest payments due on the Note through October 1, 2009 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 100 basis points; over

                        (b) the principal amount of the Note, if greater.

      "Asset Sale" means:

            (1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole shall be governed by Section 4.15 of this Indenture and/or Section 5.01 and not by Section 4.10; and

            (2) the issuance of Equity Interests in any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

Notwithstanding the preceding, none of the following items shall be deemed to be an Asset Sale:

            (1) (A) any single transaction or series of related transactions that involves the sale of uninstalled turbines and related equipment, and
      (B) any single transaction or series of related transactions that involves other assets having a Fair Market Value of less than $50.0 million, it being understood that, in connection with any sale, lease, conveyance or other disposition of any Designated Assets or rights relating thereto in connection with a farm-out transaction, such transaction shall be valued as at the time of execution and delivery of binding contractual arrangements relating thereto;

            (2) a transfer of assets between or among the Company and its Restricted Subsidiaries,

            (3) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to a Restricted Subsidiary of the Company;

            (4) the sale or lease of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business; and

            (5) a Restricted Payment that does not violate Section 4.07 herein or a Permitted Investment; and

            (6) the sale or other disposition of cash or Cash Equivalents

          "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby shall be determined in accordance with the definition of "Capital Lease Obligation."

          "Bankruptcy Case" means any case under Title 11 of the United States Code or any successor bankruptcy law commenced voluntarily or involuntarily against the Company or any other Obligor.

          "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

          "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

          "Board of Directors" means:

            (1) with respect to a corporation, the Board of Directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

            (2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

            (3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

            (4) with respect to any other Person, the board or committee of such Person serving a similar function.

          "Business Day" means any day other than a Legal Holiday.

          "Canadian Gas Assets" means Designated Assets owned by a direct or indirect Restricted Subsidiary of the Canadian Guarantor.

          "Canadian Guarantor" means Quintana Canada Holdings LLC, a Delaware limited liability company, and any successor or successors thereto.

          "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

          "Capital Stock" means:

            (1) in the case of a corporation, corporate stock;

            (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

            (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

            (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

          "Cash Equivalents" means:

            (1) the lawful currency of any country where the Company owns or operates a Facility;

            (2) securities issued or directly and fully guaranteed or insured by the United States government or any state thereof (or any agency or instrumentality thereof), by the Canadian government (or any agency or instrumentality thereof), or by the government of a member state of the European Union (or any agency or instrumentality thereof), in each case the payment of which is backed by the full faith and credit of the United States, Canada or the relevant member state of the European Union, as the case may be, and having maturities of not more than six months from the date of acquisition;

            (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch or successor rating agency rating of "B" or better;

            (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and
          (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

            (5) commercial paper having one of the two highest ratings obtainable from Moody's or S&P and maturing within six months after the date of acquisition; and

            (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

          "CCEC" means Calpine Canada Energy Ltd., a Nova Scotia limited liability company that is wholly-owned by the Canadian Guarantor.

          "Change of Control" means the occurrence of any of the following:

            (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d) of the Exchange Act);

            (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

            (3) the consummation of any transaction (including any merger or consolidation) the result of which is that any "person" (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares;

            (4) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance); or

            (5) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

          "Clearstream" means Clearstream Banking, S.A.

          "Collateral" means all properties and assets at any time owned or acquired by the Company, except the Excluded Assets, and the Canadian Guarantor's ownership interest in 65% of the aggregate outstanding voting stock of CCEC.

          "Collateral Trust Agreement" means that certain Collateral Trust Agreement dated as of July 16, 2003, as amended, among the Company, the Canadian Guarantor, Quintana Minerals (USA), Inc., JOQ Canada, Inc., The Bank of Nova Scotia, the Trustee and The Bank of New York.

          "Collateral Trustee" means The Bank of New York in its capacity as collateral trustee under the Collateral Trust Agreement, together with its successors in such capacity.

          "Company" means Calpine Corporation, a Delaware Corporation and any and all successors thereto.

          "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

            (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

            (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

            (3) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

            (4) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income;

minus non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business;

in each case, on a consolidated basis and determined in accordance with GAAP.

          "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that:

            (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

            (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; and

            (3) the cumulative effect of a change in accounting principles shall be excluded.

          "Consolidated Net Worth" means, with respect to any specified Person as of any date, the sum of:

            (1) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date; plus

            (2) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock.

          "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

            (1) was a member of such Board of Directors on the date of this Indenture; or

            (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors then still in office or with the approval of a majority of Directors whose election was previously so approved from time to time.

          "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

          "Credit Facilities" means one or more debt facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

          "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

          "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

          "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

          "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

          "Designated Assets" means all geothermal energy assets (including any related extraction, processing or similar equipment and geothermal power plants) and all natural gas assets (including any related extraction, processing or similar equipment, other than natural gas power plants) owned by the Company or any of its Restricted Subsidiaries from time to time, including the equity interests of any Restricted Subsidiary owning any Designated Assets, but excluding (i) any geothermal energy assets that are both unproven and undeveloped and (ii) contracts for the purchase or sale of natural gas and natural gas supplied under such contracts.

          "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes issued pursuant to this Indenture mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture shall be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

          "equally and ratably" means, in reference to sharing of Liens or proceeds thereof as between the holders of Priority Lien Obligations with respect to each outstanding Series of Priority Lien Debt, that such Liens or proceeds:

            (1) shall be allocated and distributed first to the Priority Debt Representative for each outstanding Series of Priority Lien Debt, for account of the holders of such Series of Priority Lien Debt, ratably in proportion to the principal of and interest and premium (if any) outstanding on each outstanding Series of Priority Lien Debt when the allocation or distribution is made, and thereafter

            (2) shall be allocated and distributed (if any remain after payment in full of all of the principal of and interest and premium (if any) on all outstanding Priority Lien Debt) to the Priority Debt Representative for each outstanding Series of Priority Lien Debt, for account of the holders of any remaining Priority Lien Obligations with respect to such outstanding Series of Priority Lien Debt, ratably in proportion to the aggregate unpaid amount of such remaining Priority Lien Obligations due and demanded (with written notice to the Priority Debt Representative and the Collateral Trustee) prior to the date such distribution is made.

          "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "Equivalent Amount" has the meaning set forth in the Collateral Trust Agreement.

          "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Excluded Assets" means:

            (1) any lease of property other than (i) a lease of a geothermal energy or natural gas interest or property, (ii) a lease of real estate underlying a power generation property or (iii) a capital lease;

            (2) all deposit accounts (as defined in Article 9 of the Uniform Commercial Code of any relevant jurisdiction) and deposits therein to the extent not exceeding $50.0 million in the aggregate, except for the Designated Assets Sale Proceeds Account and any deposit account and deposits therein holding amounts referred to in clause (7) of this definition;

            (3) the fixtures and equipment relating to any pipeline if, to the extent that and for so long as (i) the ownership or operation of such pipeline is regulated by any federal or state regulatory authority and
          (ii) under the law applicable to such regulatory authority the grant of a security interest in such fixtures and equipment is prohibited or a security interest in such fixtures and equipment may be granted only after completion of a filing with, or receipt of consent from, such regulatory authority which has not been effectively completed or received; provided, that (a) such fixtures and equipment shall be an Excluded Asset only to the extent and for so long as the conditions set forth in clauses (i) and (ii) in this clause (3) are and remain satisfied and to the extent such assets otherwise constitute Collateral, shall cease to be an Excluded Asset, and shall become subject to the security interests granted to the Collateral Trustee under the Security Documents, immediately and automatically at such time as such conditions cease to exist, including by reason of the effective completion of any required filing or effective receipt of any required regulatory approval, and (b) unless prohibited by law, the proceeds of any sale, lease or other disposition of any such fixtures or equipment that are Excluded Assets shall not be an Excluded Asset and shall at all times be and remain subject to the security interests granted to the Collateral Trustee under the Security Documents except as such proceeds are applied and used by the Company in the ordinary course of business and applied in accordance with Section 4.10 herein;

            (4) all easements, rights-of-way, licenses and other real property interests for or pertaining to the construction, operation, use or maintenance of any pipeline over, upon or under land owned by another Person;

            (5) with respect to personal property, any lease, license, permit, franchise, power, authority or right if, to the extent that and for so long as (i) the grant of a security interest therein constitutes or would result in the abandonment, invalidation or unenforceability of such lease, license, permit, franchise, power, authority or right or the termination of or a default under the instrument or agreement by which such lease, license, permit, franchise, power, authority or right is governed and (ii) such abandonment, invalidation, unenforceability, termination or default is not rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provisions) of any relevant jurisdiction or any other applicable law (including the United States bankruptcy code); provided, that (a) such lease, license, permit, franchise, power, authority or right shall be an Excluded Asset only to the extent and for so long as the conditions set forth in clauses
          (i) and (ii) of this clause (5) are and remain satisfied and to the extent that such assets otherwise constitute Collateral, shall cease to be an Excluded Asset, and shall become subject to the security interests granted to the Collateral Trustee under the Security Documents, immediately and automatically at such time as such conditions cease to exist, including by reason of any waiver or consent under the applicable instrument or agreement, and (b) the proceeds of any sale, lease or other disposition of any such lease, license, permit, franchise, power, authority or right that is or becomes an Excluded Asset shall not be an Excluded Asset and shall at all times be and remain subject to the security interests granted to the Collateral Trustee under the Security Documents except as such proceeds are applied and used by the Company in the ordinary course of business and applied in accordance with Section 4.10 herein;

            (6) with respect to any real property, any lease, license, permit, franchise, power, authority or right if, to the extent that and for so long as the grant of a security interest therein (i) requires a third party consent which has not been obtained or (ii) constitutes or would result in the abandonment, invalidation or unenforceability of such lease, license, permit, franchise, power, authority or right or the termination of or a default under the instrument or agreement by which such lease, license, permit, franchise, power, authority or right is governed; provided, that such lease, license, permit, franchise, power, authority or right shall be an Excluded Asset only to the extent and for as long as the conditions set forth in clause (i) or
          (ii) of this clause (6) are and remain satisfied and to the extent such assets otherwise constitute Collateral, shall cease to be an Excluded Asset, and shall become subject to the security interests granted to the Collateral Trustee under the Security Documents immediately and automatically at such time as such conditions cease to exist except as such proceeds are applied and used by the Company in the ordinary course of business and applied in accordance with Section 4.10 herein;

            (7) any cash proceeds (including any earnings thereon) of Priority Lien Debt that are pledged to cash collateralize letters of credit;

            (8) any turbines which serve as collateral pursuant to that certain General Agreement dated as of January 31, 2002 among the Company, various Subsidiaries of the Company and Siemens Westinghouse Power Corporation relating to various purchase contracts and letters of intent for gas turbine generators, steam turbine generators and related accessories;

            (9) proved oil and gas reserves located in Oklahoma and undeveloped reserves and unproven acreage located in California, Texas, Wyoming, Montana, Colorado, New Mexico and offshore Louisiana; provided that such reserves and acreage has a Fair Market Value not exceeding $20.0 million in the aggregate;

            (10) Capital Stock of Subsidiaries designated by the Company, but only for so long as (i) the Capital Stock of such Subsidiaries is not pledged to any Person (other than the Collateral Trustee on behalf of all holders of all Secured Debt) and (ii) such Subsidiaries collectively own less than 5.0% of the Company's total consolidated assets and collectively account for less than 5.0% of the Company's Consolidated Cash Flow; and

            (11) any other property in which a security interest cannot be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant jurisdiction; provided that such property has a Fair Market Value not exceeding $25.0 million in the aggregate.

          "Existing Guarantees" means the Guarantees of the Notes, the Existing Secured Term Loans, and the Existing Secured Notes that exist on the date of this Indenture.

          "Existing Indebtedness" means the Indebtedness of the Company and its Subsidiaries in existence on the date of this Indenture, until such amounts are repaid.

          "Existing Secured Debt Documents" means, collectively, (i) the indentures governing the Existing Secured Notes and (ii) the term loan agreement governing the Existing Secured Term Loans.

          "Existing Secured Notes" means, collectively: (i) $500.0 million in aggregate principal amount of Second Priority Senior Secured Floating Rate Notes due 2007; (ii) $1,150.0 million in aggregate principal amount of 8.500% Second Priority Senior Secured Notes due 2010 (iii) $900.0 million in aggregate principal amount of 8.750% Second Priority Senior Secured Notes due 2013, issued pursuant to three separate indentures dated July 16, 2003 by the Company and
(iv) $400.0 million in aggregate principal amount of 9.875% Second Priority Senior Secured Notes due 2011, issued by the Company in an indenture dated November 18, 2003.

          "Existing Secured Term Loan" means $750.0 million in aggregate principal amount of Second Priority Senior Secured Term Loans due 2007.

          "Facility" means a power generation facility or energy producing facility, including any related fuel reserves.

          "Fair Market Value" means the value that would be paid by a willing buyer to a willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company (unless otherwise provided in this Indenture).

          "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

          In addition, for purposes of calculating the Fixed Charge Coverage
Ratio:

            (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations or acquisitions of assets, or any Person or any of its Restricted Subsidiaries acquired by merger, consolidation, or the acquisition of all or substantially all of its assets by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;

            (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, shall be excluded;

            (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges shall not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

            (4) any Person that is a Restricted Subsidiary on the Calculation Date shall be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

            (5) any Person that is not a Restricted Subsidiary on such Calculation Date shall be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

            (6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

          "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

            (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates, plus one-third of all payments with respect to operating leases; plus

            (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, except interest on Indebtedness incurred to finance the development or construction of a Facility; plus

            (3) any interest accruing on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon, but excluding any such Guarantee or Lien in effect on July 16, 2003 unless the same is called upon; plus

            (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the effective combined federal, state and local statutory tax rate of such Person for the immediately preceding fiscal year, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

          "Foreign Asset Sale" means an Asset Sale in respect of the Capital Stock or assets of a Foreign Subsidiary or a Restricted Subsidiary of the type described in Section 936 of the Internal Revenue Code of 1986, as amended, to the extent that the proceeds of such Asset Sale are received by a Person subject in respect of such proceeds to the tax laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

          "Foreign Subsidiary" means a Subsidiary that is incorporated in a jurisdiction other than the United States of America or a State thereof or the District of Columbia.

          "GAAP" means generally accepted accounting principles set forth in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect and, to the extent optional, adopted by the Company, on the applicable date of determination.

          "Global Notes" means, individually and collectively, each of the Restricted Global Notes, substantially in the form of Exhibit A hereto issued in accordance with Section 2.01 or 2.06(b)(3) hereof.

          "Global Note Legend" means the legend set forth in Section 2.06(e)(2), which is required to be placed on all Global Notes issued under this Indenture.

          "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

          "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

          "Guarantor" means the Canadian Guarantor and each other Subsidiary of the Company that Guarantees the Notes.

          "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

            (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

            (2) other agreements or arrangements designed to manage interest rate risk; and

            (3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

          "Holder" means a Person in whose name a Note is registered.

          "IAI Global Note" means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

          "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

            (1) in respect of borrowed money;

            (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

            (3) in respect of banker's acceptances;

            (4) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

            (5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

            (6) representing any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

          The amount of any Indebtedness outstanding as of any date shall be:

            (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

            (2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

            (3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

                  (A) the Fair Market Value of such asset at such date of determination, and

                  (B) the amount of the Indebtedness of such other Person.

          Notwithstanding anything to the contrary in this definition of Indebtedness, with respect to any contingent obligations (other than with respect to contractual obligations to repurchase goods sold or distributed, which shall be included to the extent reflected on the balance sheet of such Person in accordance with GAAP) of a Person, the maximum liability of such Indebtedness shall be as determined by such Person's Board of Directors, in good faith, as, in light of the facts and circumstances existing at the time, reasonably likely to be incurred upon the occurrence of the contingency giving rise to such obligation.

          "Indenture" means this indenture, as amended or supplemented from time to time.

          "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

          "Initial Notes" means the first $785,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

          "Initial Purchaser" means Merrill Lynch, Pierce, Fenner & Smith Incorporated.

          "Insolvency Proceeding" means:

            (1) any proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Obligor, any receivership or assignment for the benefit of creditors relating to the Company or any other Obligor or any similar case or proceeding relative to the Company or any other Obligor or its creditors, as such, in each case whether or not voluntary;

            (2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Obligor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

            (3) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Obligor are determined and any payment or distribution is or may be made on account of such claims.

          "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

          "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.07(b). Except as otherwise provided in this Indenture, the amount of an Investment shall be determined at the time the Investment is made and without giving effect to subsequent changes in value.

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

          "Magic Valley Generating Assets" means the Magic Valley Generating Station, a natural gas fired power plant in commercial operation in Edinburg, Texas.

          "Material Designated Assets" means Designated Assets having a Fair Market Value in the aggregate in excess of $50.0 million.

          "Moody's" means Moody's Investors Service, Inc. (or, if such entity ceases to rate the applicable notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other "nationally recognized statistical rating organization" (or successor concept) within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act (or successor provision) selected by the Company as a replacement agency).

          "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, without duplication:

            (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with:
          (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

            (2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

          "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Priority Lien Debt, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

          "Non-Recourse Debt" means Indebtedness of any Restricted Subsidiary that is incurred to finance the exploration, drilling, development, construction or purchase of or by, or repairs, improvements or additions to, property or assets of the Company or any Restricted Subsidiary; provided that such Indebtedness is without recourse to the Company (except as permitted by clause
(7) of the definition of Permitted Debt) or any Restricted Subsidiary or to any property or assets of the Company or any Restricted Subsidiary other than property or assets (including Capital Stock) of a Restricted Subsidiary subject to a Lien permitted pursuant to clause (8) of the definition of Permitted Liens or property or assets (including Capital Stock) of a Restricted Subsidiary subject to a Lien permitted pursuant to clause (19) of the definition of Permitted Liens.

          "Note Documents" means this Indenture, the Notes, each Sharing Confirmation and the Security Documents.

          "Note Obligations" means the Notes (including any Additional Notes issued under the this Indenture) and all other Obligations of any Obligor under this Indenture, the Notes (including any Additional Notes issued under this Indenture) and the Security Documents.

          "Notes" has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

          "Notice of Actionable Default" means a written notice given to the Collateral Trustee by the Required Parity Debtholders or any Parity Debt Representative, or the Required Priority Debtholders, stating that an Actionable Default has occurred and is continuing.

          "Obligations" means any principal, interest (including any interest accruing at the then applicable rate provided in any applicable Secured Debt Document after the maturity of the Indebtedness thereunder and any reimbursement obligations therein and interest accruing at the then applicable rate provided in any applicable Secured Debt Document after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Obligor" means the Company and each Restricted Subsidiary of the Company (if any) that at any time guarantees or provides collateral security or credit support for any Secured Obligations.

          "Offering Memorandum" means that certain offering memorandum dated as of September 28, 2004 with respect to the $785.0 million in aggregate principal amount offering of the Initial Notes.

          "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

          "Officer's Certificate" means a certificate signed on behalf of the Company by one Officer of the Company that meets the requirements of Section
12.05 hereof.

          "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
12.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

          "Parity Debt Representative" means with respect to any Series of Parity Lien Debt, the trustee, agent or representative of the holders of such Series of Parity Lien Debt who maintains the transfer register for such Series of Parity Lien Debt and is appointed as a Parity Debt Representative (for purposes related to the administration of the Security Documents) pursuant to the Indenture or other agreement governing such Series of Parity Lien Debt.

          "Parity Lien" means a Lien granted by a Security Document to the Collateral Trustee upon any property of the Company or any other Obligor to secure Parity Lien Obligations.

          "Parity Lien Debt" means:

                    (1) the Existing Secured Notes;

                    (2) the Existing Terms Loans; and

                    (3) any other Indebtedness (including Credit Facilities or debt securities) that:

                        (A) is permitted to be incurred by Section 4.09, or

                        (B) is permitted to be secured by Parity Liens by clause
                    (2) of the definition of Permitted Liens;

          provided, in the case of each issue or series of Indebtedness referred to in this clause (3), that:

                            (i) on or before the date on which such Indebtedness
                        was incurred by the Company such Indebtedness is designated by the Company, in an Officer's Certificate delivered to each Parity Debt Representative, the Priority Lien Agent and the Collateral Trustee on or before such date, as Parity Lien Debt for the purposes of this Indenture and the Collateral Trust Agreement,

                            (ii) such Indebtedness is governed by an indenture
                        or other agreement that contains a provision that provides that, notwithstanding anything to the contrary contained in the Security Documents, (1) the time of incurrence of any Series of Secured Debt, (2) the order or method of attachment or perfection of any Liens securing any Series of Secured Debt, (3) the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any Collateral, (4) the time of taking possession or control over any Collateral or (5) the rules for determining priority under any law governing relative priorities of Liens,

                                        (I) all Liens at any time granted by the
                              Company or any other Obligor to secure any of the Parity Lien Debt shall be subject and subordinate to Priority Liens securing Priority Lien Obligations up to the Priority Lien Cap;

                                        (II) that such provision is intended for
                              the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Priority Lien Obligations, each present and future Priority Lien Agent and the Collateral Trustee as holder of Priority Liens and no other Person will be entitled to rely on, have the benefit of or enforce such provision; and

                                        (III) such provision is intended solely
                              to set forth the relative ranking, as Liens, of the Liens securing Parity Lien Debt as against the Priority Liens and, neither such additional Parity Lien Debt nor the Existing Secured Term Loans, Existing Secured Notes nor any other Parity Lien Obligations nor the exercise or enforcement of any right or remedy for the payment or collection thereof are intended to be, or will ever be by reason of the foregoing provision, in any respect subordinated, deferred, postponed, restricted or prejudiced.

                            (iii) all requirements set forth in the Collateral
                        Trust Agreement as to the confirmation, grant or perfection of the Collateral Trustee's Liens to secure such Indebtedness or Obligations in respect thereof are satisfied

          (and the satisfaction of such requirements and the other provisions of this clause (3) shall be conclusively established, for purposes of entitling the holders of such Indebtedness to share equally and ratably with the other holders of Parity Lien Debt in the benefits and proceeds of the Collateral Trustee's Liens on the Collateral, if the Company delivers to the Collateral Trustee an officer's certificate in the form required pursuant to the Collateral Trust Agreement stating that such requirements and other provisions have been satisfied and that such Indebtedness is Parity Lien Debt, together with an opinion of counsel stating that such officer's certificate has been duly authorized by the Board of Directors of the Company and has been duly executed and delivered, and the holders of such Indebtedness and Obligations in respect thereof will be entitled to rely conclusively thereon).

          "Parity Lien Debt Documents" means, collectively, any indenture, credit facility, or other agreement governing each Series of Parity Lien Debt (including the Existing Secured Debt Documents) and all agreements binding on any Obligor related thereto.

          "Parity Lien Obligations" means Parity Lien Debt and all other Obligations in respect thereof.

          "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

          "Permitted Business" means the business of acquiring, constructing, managing, developing, improving, owning and operating Facilities, as well as any other activities reasonably related to the foregoing activities (including acquiring and holding reserves), including investing in Facilities.

          "Permitted Investments" means:

            (1) any Investment in the Company or in a Restricted Subsidiary of the Company;

            (2) any Investment in Cash Equivalents;

            (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

                    (a) such Person becomes a Restricted Subsidiary of the
            Company; or

                    (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

            (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 herein;

            (5) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

            (6) any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

            (7) Investments represented by Hedging Obligations;

            (8) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary in an aggregate principal amount not to exceed $5.0 million at any one time outstanding;

            (9) repurchases of the Notes; and

            (10) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (10) that are at the time outstanding not to exceed $100.0 million;

          provided that Designated Assets held by the Company may not be invested in, leased to or otherwise transferred to any Restricted Subsidiary; provided, however, that the Company may transfer proven undeveloped gas reserves to its Restricted Subsidiaries in the ordinary course of business for consumption in the power generating business of such Restricted Subsidiaries during the 12-month period following transfer.

          "Permitted Liens" means:

            (1) Liens on assets of the Company or any Guarantor securing Obligations of the Company or such Guarantor under one or more Credit Facilities in an aggregate amount not exceeding the Priority Lien Cap, it being understood that the incurrence by the Company and the Canadian Guarantor of the Liens securing the Notes and the related Guarantee are deemed to be incurred under this clause (1);

            (2) Liens held by the Collateral Trustee equally and ratably securing all current or future Parity Lien Debt and other Parity Lien Obligations; provided that the Collateral Trustee's Liens may secure Parity Lien Debt incurred after the date of this Indenture or Obligations in respect thereof only if, on the date of the incurrence of such Parity Lien Debt, after giving pro forma effect to the incurrence thereof and the application of the proceeds therefrom, the Secured Leverage Ratio is not greater than 2.75:1.00;

            (3) Liens in favor of the Company;

            (4) Pledges or deposits made under workers' compensation, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for payment of Indebtedness) or leases to which such Person is a party, and Liens or deposits to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

            (5) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (3) of the definition of Permitted Debt covering only the assets acquired, designed, constructed, installed or improved with or financed by such Indebtedness;

            (6) Liens existing on the date of this Indenture, other than Parity Liens, if such Liens were permitted to be incurred or exist under the Existing Secured Debt Documents;

            (7) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or a Restricted Subsidiary;

            (8) (A) Liens on assets or property of a Restricted Subsidiary (other than Material Designated Assets) incurred by any Restricted Subsidiary to secure Indebtedness of such Restricted Subsidiary incurred to finance the exploration, drilling, development, construction or purchase of or by, or repairs, improvements or additions to, property or assets of the Company or such Restricted Subsidiary, which Liens may include Liens on the Capital Stock of such Restricted Subsidiary (other than a Restricted Subsidiary that (i) is a direct Subsidiary of the Company or (ii) owns, directly or indirectly, Material Designated Assets), (B) Liens (other than Liens on Material Designated Assets) incurred by any Restricted Subsidiary that does not own, directly or indirectly, at the time of original incurrence of such a Lien under this clause (B) any Material Designated Assets or any operating properties or assets, securing Indebtedness incurred to finance the exploration, drilling, development, construction or purchase of or by, or repairs, improvements or additions to, property or assets of any Restricted Subsidiary that does not, directly or indirectly, own any operating properties or assets at the time of the original incurrence of such Lien, which Liens contemplated by this clause (8) may include Liens on the Capital Stock of one or more Restricted Subsidiaries that (i) are not direct Subsidiaries of the Company and (ii) do not, directly or indirectly, own any Material Designated Assets or operating properties or assets at the time of original incurrence of such Lien; (C) without duplication, Liens (other than Liens on Material Designated Assets) incurred by any Restricted Subsidiary (which Liens may include Liens on Capital Stock of such Restricted Subsidiary so long as the Capital Stock of such Restricted Subsidiary is not pledged as Collateral) that owned as of July 16, 2003 all or part of one or more of the peaking power plants (and no other significant unrelated assets) constructed for the purpose of providing peaking capacity and energy to the California Department of Water Resources, and (D) without duplication, Liens incurred by any Restricted Subsidiary that owns Material Designated Assets constituting geothermal assets, which Liens secure Indebtedness permitted by clause 5(B) of the definition of Permitted Debt; provided, that the Indebtedness secured by any such Lien contemplated by this clause (8) may not be issued more than 365 days (or, in the case of clause (C) above, two years) after the later of the exploration, drilling, development, completion of construction, purchase, repair, improvement, addition or commencement of full commercial operation of the property or asset being so financed;

            (9) Liens on property or shares of Capital Stock of a Subsidiary at the time such Person becomes a Subsidiary; provided that any such Lien may not extend to any other property owned by the Company;

            (10) Liens on property at the time a Subsidiary acquires the property, including any acquisition by means of a merger or consolidation with or into the Subsidiary; provided that such Liens are not incurred in connection with, or in contemplation of, such merger or consolidation; and provided, further, that the Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;

            (11) Liens incurred by a Person other than the Company or any Subsidiary on assets that are the subject of a Capitalized Lease Obligation to which the Company or a Subsidiary is a party; provided that any such Lien may not secure Indebtedness of the Company or any Subsidiary (except Indebtedness secured by a Lien on any property or assets of the Company or such Subsidiary incurred in connection with Indebtedness of another Person), with the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured) and may not extend to any other property owned by the Company or any Restricted Subsidiary;

            (12) Liens on assets of the Company Construction Finance Company, L.P. (and/or any other Restricted Subsidiary that subsequently owns any such assets) relating to the Magic Valley Generating Station;

            (13) Liens not in respect of Indebtedness arising from Uniform Commercial Code financing statements for informational purposes with respect to leases incurred in the ordinary course of business and not otherwise prohibited by this Indenture;

            (14) Liens not in respect of Indebtedness consisting of the interest of the lessor under any lease entered into in the ordinary course of business and not otherwise prohibited by this Indenture; and Liens on shares of Capital Stock of a subsidiary that does not own any significant assets other than a lessee's interest in a Facility or on the Capital Stock of a subsidiary whose only significant asset is its direct or indirect interest in such lessee subsidiary; provided that in no event shall this clause (14) allow a lien on any Capital Stock constituting Collateral;

            (15) Liens which constitute banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with any bank or other financial institution, whether arising by operation of law or pursuant to contract (including, for the avoidance of doubt, Liens to secure letters of credit cash collateralized with the Net Proceeds of an Asset Sale in accordance with Section 4.10);

            (16) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

            (17) Liens imposed by law such as carriers', warehousemen's and mechanics' Liens, in each case, arising in the ordinary course of business and with respect to amounts not yet due or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be diligently prosecuting appeal or other proceedings for review;

            (18) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of the Company or any Restricted Subsidiary or to the ownership of its properties that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company or any Restricted Subsidiary;

            (19) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses
          (1), (2), (6), (8), (9) and (10); provided that (A) such new Lien shall be limited to all or part of the same property or assets that secured the original Lien (plus repairs, improvements and additions to such property or assets and Liens on the stock or other ownership interest in one or more Restricted Subsidiaries beneficially owning such property or assets) and (B) the amount of the Indebtedness secured by such Lien at such time (or, if the amount that may be realized in respect of such Lien is limited, by contract or otherwise, such limited lesser amount) is not increased (other than by an amount necessary to pay fees and expenses, including premiums, related to the refinancing, refunding, extension, renewal or replacement of such Indebtedness);

            (20) (A) Liens on assets of Restricted Subsidiaries to secure letters of credit issued pursuant to clause (13) of the definition of Permitted Debt; provided if and to the extent such letters of credit are drawn upon, such drawing is reimbursed no later than the tenth Business Day following a demand for reimbursement following payment on the letter of credit; and (B) Liens to secure letters of credit incurred pursuant to clause (14) of the definition of Permitted Debt on cash collateral constituting the proceeds of Priority Lien Debt;

            (21) Liens (A) on cash and short-term investments of Restricted Subsidiaries to secure obligations with respect to (i) contracts for commercial and trading activities in the ordinary course of business and contracts (including physical delivery, option (whether cash or financial), exchange, swap and futures contracts) for the purchase, transmission, distribution, sale, lease or hedge of any energy-related commodity or service or (ii) interest rate, commodity price, or currency rate management contracts or derivatives and (B) encumbering assets of a Restricted Subsidiary, other than (i) Material Designated Assets or (ii) accounts or receivables, which Liens arise out of contracts or agreements relating to the generation, distribution or transmission or sale of energy and/or fuel; provided that all such agreements or contracts are entered into in the ordinary course of business; and

            (22) other Liens to secure Indebtedness in an aggregate amount not to exceed $50.0 million at any time outstanding.

          "Permitted Prior Liens" means (a) Liens described in clauses (5), (6),
(10) or (11) of the definition of "Permitted Liens" and (b) Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the security interests created by the Security Documents.

          "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

            (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued or accumulated interest on the Indebtedness and the amount of all fees, costs, expenses and premiums, including swap breakage and defeasance costs, incurred in connection therewith);

            (2) such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided that such Permitted Refinancing Indebtedness may have such shorter final maturity date and Weighted Average Life to Maturity as is equal to or greater than the latest maturity date of any Notes issued under this Indenture; and

            (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

provided that Permitted Refinancing Indebtedness shall not include (A) Indebtedness of the Company incurred to refinance Non-Recourse Debt of a Restricted Subsidiary, (B) Indebtedness of a Restricted Subsidiary of the Company that refinances Indebtedness of the Company or (C) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

          "Priority Debt Agreement" has the meaning given such term in Section 10.04.

          "Priority Debt Representative" means, with respect to the Notes, the Trustee, and with respect to any other Series of Priority Lien Debt, the trustee, agent or representative of the holders of such Series of Priority Lien Debt who maintains the transfer register for such Series of Priority Lien Debt and is appointed as a Priority Debt Representative (for purposes of this Indenture and the Priority Debt Agreement) pursuant to the indenture or other agreement governing such Series of Priority Lien Debt.

          "Priority Foreclosure Event" means the failure to pay at maturity or upon acceleration of maturity all outstanding Priority Lien Debt at any time when no Bankruptcy Case or Insolvency Proceeding is pending.

          "Priority Lien" means a Lien granted by a Security Document to the Collateral Trustee upon any property of the Company or any other Obligor to secure Priority Lien Obligations not exceeding the Priority Lien Cap.

          "Priority Lien Agent" means the agent for the holders of Priority Lien Debt under the Collateral Trust Agreement.

          "Priority Lien Cap" means an amount equal to (a) the Indebtedness outstanding under this Indenture or any other indenture, Credit Facility or other agreement in an aggregate principal amount not exceeding the greater of
(1) $500.0 million, less the amount of any Net Proceeds of a Sale of Designated Assets applied to repay Priority Lien Debt and/or cash collateralize letters of credit that constitute Priority Lien Debt and (2) the dollar amount that, on the date of incurrence of such Indebtedness, is equal to 50% of the Company's Consolidated Cash Flow for the then most recent four-quarter period for which financial information is available, plus (b) any interest (including any interest accruing at the then applicable rate provided in any applicable Priority Lien Document after the maturity of the loans and reimbursement obligations therein and interest accruing at the then applicable rate provided in any applicable Priority Lien Document after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), penalties, premiums, fees, costs, expenses or other Obligations in respect of such Indebtedness. For purposes of this definition of Priority Lien Cap, all letters of credit shall be valued at face amount, whether or not drawn, and all letters of credit denominated in a currency other than U.S. dollars shall be valued at all times at the Equivalent Amount thereof on the date of issue thereof.

          "Priority Lien Debt" means

                    (4) the Notes, and

                    (5) any other Indebtedness that is secured by a Priority Lien that was permitted to be incurred under clause (1) of the definition of "Permitted Liens" but only if

                              (A) on or before the day on which such
                    Indebtedness is incurred by the Company such Indebtedness is designated by the Company, in an Officer's Certificate delivered to each Parity Debt Representative, the Priority Lien Agent, each Priority Debt Representative and the Collateral Trustee on or before such date, as Priority Lien Debt for the purposes of each Secured Debt Document and the Collateral Trust Agreement,

                              (B) such Indebtedness is governed by an indenture
                    or other agreement that includes a Sharing Confirmation,

                              (C) the Priority Debt Representative for such
                    Series of Priority Lien Debt becomes a party to, and each holder of such Priority Lien Debt becomes bound by the terms and conditions of, the Priority Debt Agreement,

                              (D) the indenture or other agreement governing
                    such Indebtedness provides that, for purposes of the Collateral Trust Agreement and so long as the Notes are outstanding, "Required Priority Debtholders" means (1) at any time in respect of any action or matter other than delivery of a Notice of Actionable Default under the Collateral Trust Agreement, holders of the outstanding principal amount of all Priority Lien Debt then outstanding, voting together as a single class; and (2) with respect to delivery of a Notice of Actionable Default under the Collateral Trust Agreement, holders of the outstanding principal amount of, or commitments with respect to, the applicable Series of Secured Debt under which an Actionable Default has occurred and is continuing required pursuant to the terms of an indenture or other agreement governing such indebtedness, voting as a single class, to exercise remedies thereunder (with Priority Lien Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company deemed not to be outstanding), and

                              (E) all requirements set forth in the Collateral
                    Trust Agreement as to the confirmation, grant or perfection of the Collateral Trustee's Liens to secure such Indebtedness or Obligations in respect thereof are satisfied

          (and the satisfaction of such requirements and the other provisions of this clause (2) shall be conclusively established, for purposes of entitling the holders of such Indebtedness to share equally and ratably with the other holders of Priority Lien Debt in the benefits and proceeds of the Collateral Trustee's Liens on the Collateral, if the Company delivers to the Collateral Trustee an officer's certificate in the form required pursuant to the Collateral Trust Agreement stating that such requirements and other provisions have been satisfied and that such Indebtedness is Priority Lien Debt, together with an opinion of counsel stating that such officer's certificate has been duly authorized by the Board of Directors of the Company and has been duly executed and delivered, and the holders of such Indebtedness and Obligations in respect thereof will be entitled to rely conclusively thereon).

          "Priority Lien Documents" means the Note Documents or any other indenture, credit facility, or other agreement pursuant to which any Priority Lien Debt is incurred and all other agreements governing, securing or relating to any Priority Lien Obligations.

          "Priority Lien Obligations" means the Priority Lien Debt and all other Obligations in respect of Priority Lien Debt.

          "Private Placement Legend" means the legend set forth in Section 2.06(e)(1) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

          "Public Equity Offering" means an underwritten primary public offering of the Company's equity securities pursuant to an effective registration statement under the Securities Act.

          "PUHCA" means the Public Utility Holding Company Act of 1935, as amended.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "Regulation S" means Regulation S promulgated under the Securities
Act.

          "Regulation S Global Note" means a Global Note bearing the Private Placement Legend and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

          "Required Parity Debtholders" means, at any time in respect of any action or matter, holders of a majority in aggregate outstanding principal amount of all Parity Lien Debt then outstanding, voting together as a single class. For this purpose, Parity Lien Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company shall be deemed not to be outstanding.

          "Required Priority Debtholders" means, (1) at any time in respect of any action or matter other than delivery of a Notice of Actionable Default, holders of the outstanding principal amount of all Priority Lien Debt then outstanding, voting together as a single class; and (2) with respect to delivery of a Notice of Actionable Default, holders of the outstanding principal amount of, or commitments with respect to, the applicable Series of Secured Debt under which an Actionable Default has occurred and is continuing required pursuant to the terms of an indenture or other agreement governing such indebtedness, voting as a single class, to exercise remedies thereunder in connection with such Actionable Default. For purposes of determining the Required Priority Debtholders, Priority Lien Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding.

          "Responsible Officer," means, with respect to the Collateral Trustee, any officer within the corporate trust department of the Collateral Trustee including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Collateral Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the Collateral Trust Agreement.

          "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

          "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

          "Restricted Investment" means an Investment other than a Permitted Investment.

          "Restricted Period" means the 40-day distribution compliance period as defined in Regulation S.

          "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

          "Rule 144" means Rule 144 promulgated under the Securities Act.

          "Rule 144A" means Rule 144A promulgated under the Securities Act.

          "Rule 903" means Rule 903 promulgated under the Securities Act.

          "Rule 904" means Rule 904 promulgated the Securities Act.

          "S&P" means Standard & Poor's Ratings Group (or, if such entity ceases to rate the applicable notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other "nationally recognized statistical rating organization" (or successor concept) within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act (or successor provision) selected by the Company as a replacement agency).

          "Sale of Designated Assets" means any Asset Sale involving a sale or other disposition of Designated Assets.

          "SEC" means the Securities and Exchange Commission.

          "Secured Debt" means Parity Lien Debt and Priority Lien Debt.

          "Secured Leverage Ratio" means, on any date, the ratio of:

            (1) the aggregate principal amount of Secured Debt outstanding on such date (and, for this purpose, letters of credit shall be deemed to have a principal amount equal to the maximum potential liability of the Company thereunder) to

            (2) the aggregate amount of the Company's Consolidated Cash Flow for the most recent four-quarter period for which financial information is available.

          In addition, for purposes of calculating the Secured Leverage Ratio:

            (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations or acquisitions of assets, or any Person or any of its Restricted Subsidiaries acquired by merger, consolidation or the acquisition of all or substantially all of its assets by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the date on which the event for which the calculation of the Secured Leverage Ratio is made (the "Leverage Calculation Date") shall be given pro forma effect in accordance with Regulation S-X under the Securities
          Act) as if they had occurred on the first day of the four-quarter reference period;

            (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Leverage Calculation Date, shall be excluded;

            (3) any Person that is a Restricted Subsidiary on the Leverage Calculation Date shall be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

            (4) any Person that is not a Restricted Subsidiary on the Leverage Calculation Date shall be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

            (5) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the Leverage Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

          "Secured Obligations" means the Parity Lien Obligations and the Priority Lien Obligations.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Security Documents" means the Collateral Trust Agreement and one or more security agreements, pledge agreements, collateral assignments, mortgages, collateral agency agreements, deeds of trust or other grants or transfers for security executed and delivered by the Company or any other Obligor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

          "Series of Parity Lien Debt" means, severally, the Existing Secured Notes, the Existing Secured Term Loans and each other issue or series of Parity Lien Debt for which a single transfer register is maintained.

          "Series of Priority Lien Debt" means, severally, the Notes and each other issue or series of Priority Lien Debt for which a single transfer register is maintained.

          "Series of Secured Debt" means, severally, the Existing Secured Notes, the Existing Secured Term Loans, each other issue or series of Parity Lien Debt for which a single transfer register is maintained and each issue or series of Priority Lien Debt for which a single register is maintained (including the Notes).

          "Sharing Confirmation" means, as to any Series of Priority Lien Debt, the written agreement of the holders of such Series of Priority Lien Debt, as set forth in this Indenture or agreement governing such Series of Priority Lien Debt, for the enforceable benefit of all holders of each other existing and future Series of Priority Lien Debt and each existing and future Priority Debt Representative and Priority Lien Agent, that all Priority Lien Obligations shall be and are secured equally and ratably by all Liens at any time granted by the Company or any other Obligor to secure any Obligations in respect of such Series of Priority Lien Debt, whether or not upon property otherwise constituting Collateral, that all such Liens shall be enforceable by the Collateral Trustee and the Priority Lien Agent for the benefit of all holders of Priority Lien Debt equally and ratably, and that the holders of Obligations in respect of such Series of Priority Lien Debt are bound by the provisions in the Collateral Trust Agreement and the Priority Debt Agreement relating to the order of application of proceeds from enforcement of the Collateral Trustee's Liens upon the Collateral, and consent to and direct the Collateral Trustee to perform its obligations under the Collateral Trust Agreement and the Priority Lien Agent to perform its obligations under the Priority Debt Agreement.

          "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

          "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of this Indenture, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

          "Subsidiary" means, as applied to any Person, any corporation, limited or general partnership, trust, association or other business entity of which an aggregate of at least 50% of the outstanding Voting Shares, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended, as in effect on the date hereof, except as provided in Section 9.03 of this Indenture.

          "Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to October 1, 2009; provided, however, that if the period from the redemption date to October 1, 2009 is less than one year, the average of weekly yields on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

          "Trustee" means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

          "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary (and any subsidiary of an Unrestricted Subsidiary) pursuant to a Board Resolution passed after the date of this Indenture, but only to the extent that such Subsidiary:

            (1) has no Indebtedness other than Indebtedness that is non-recourse to the Company and its Restricted Subsidiaries;

            (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

            (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation
          (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

            (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries;

provided, however, that a corporation with no significant assets created for the sole purpose of serving as a co-obligor to facilitate a financing by a partnership or a limited liability company may be designated as an Unrestricted Subsidiary.

          Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officer's Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 herein, regarding Restricted Payments. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 herein, the Company shall be in default of such Section 4.09. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under Section 4.09 herein, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

          "U.S. Person" means a U.S. Person as defined in Rule 902(o) under the Securities Act.

          "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years or portion thereof obtained by dividing:

            (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment; by

            (2) the then outstanding principal amount of such Indebtedness.

          "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

Section 1.02 Other Definitions.

                                                                                        Defined in
         Term                                                                             Section
         ----                                                                             -------
"Affiliate Transaction".............................................................       4.11
"Asset Sale Offer"..................................................................       3.07
"Authentication Order"..............................................................       2.02
"Change of Control Offer"...........................................................       4.15
"Change of Control Payment".........................................................       4.15
"Change of Control Payment Date"....................................................       4.15
"Covenant Defeasance"...............................................................       8.03
"DTC"...............................................................................       2.03
"Event of Default"..................................................................       6.01
"Excess Proceeds"...................................................................       4.10
"incur".............................................................................       4.09
"Legal Defeasance"..................................................................       8.02
"Offer Amount"......................................................................       3.07
"Offer Period"......................................................................       3.07
"Paying Agent"......................................................................       2.03
"Permitted Debt"....................................................................       4.09
"Purchase Date".....................................................................       3.07
"Registrar".........................................................................       2.03
"Restricted Payments"...............................................................       4.07

Section 1.03 Incorporation by Reference of Trust Indenture Act.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes;

          "indenture security holder" means a Holder of a Note;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the Notes and the Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04 Rules of Construction.

          Unless the context otherwise requires:

                    (1) a term has the meaning assigned to it;

                    (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                    (3) "or" is not exclusive;

                    (4) words in the singular include the plural, and in the plural include the singular;

                    (5) "shall" shall be interpreted to express a command;

                    (6) provisions apply to successive events and transactions; and

                    (7) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                    ARTICLE 2.
                                    THE NOTES

Section 2.01 Form and Dating.

          (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

          The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

          (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and repayments. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

          (c) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in the Global Notes that are held by Participants through Euroclear or Clearsteam.

Section 2.02 Execution and Authentication.

          One Officer must sign the Notes for the Company by manual or facsimile signature.

          If the Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

          A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee will, upon receipt of a written order of the Company signed by one Officer (an "Authentication Order"), authenticate (i) Initial Notes in an aggregate principal amount up to $785.0 million on the date of this Indenture and (ii) Additional Notes from time to time as permitted under this Indenture.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03 Registrar and Paying Agent.

          The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

          The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

          The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

          The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

Section 2.06 Transfer and Exchange.

          (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the

Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Company for Definitive Notes if:

                    (1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary; or

                    (2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee.

          Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated by the Trustee pursuant to an Authentication Order and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

          (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                    (1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchaser). No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

                    (2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar both:

                              (A) a written order from a Participant or an
                    Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                              (B) instructions given in accordance with the
                    Applicable Procedures containing information regarding the Participant account to be credited with such increase.

                    (3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

                              (A) if the transferee shall take delivery in the
                    form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                              (B) if the transferee shall take delivery in the
                    form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                              (C) if the transferee shall take delivery in the
                    form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable.

                    (4) Transfer and Exchange of Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                              (A) if the holder of such beneficial interest in a
                    Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (a) thereof;

                              (B) if such beneficial interest is being
                    transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                              (C) if such beneficial interest is being
                    transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                              (D) if such beneficial interest is being
                    transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (a) thereof;

                              (E) if such beneficial interest is being
                    transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                              (F) if such beneficial interest is being
                    transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                  (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof,

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(f) hereof, and the Company shall execute and the Trustee shall authenticate, upon receipt of an Authentication Order, and deliver to the Person designated in such Authentication Order a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(b) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(b) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

      (c)   Transfer and Exchange of Definitive Notes for Beneficial Interests.

            (1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (b) thereof;

                  (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                  (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                  (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item
            (3)(d) thereof, if applicable;

                  (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
            (3)(b) thereof; or

                  (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof,

            the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

      (d) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(d), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(d).

            (1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                  (A) if the transfer shall be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                  (B) if the transfer shall be made pursuant to Rule 903 or Rule
            904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                  (C) if the transfer shall be made pursuant to any other
            exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

      (e) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

            (1) Private Placement Legend.

                  (A) Each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

"THE NOTES EVIDENCED HEREBY HAVE NOT BEEN AND SHALL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE

144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS."

            (2) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

      (f) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

      (g)   General Provisions Relating to Transfers and Exchanges.

            (1) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar's request.

            (2) No service charge shall be made to a Holder of a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.04, 3.07, 4.10, 4.15 and 9.05 hereof).

            (3) The Registrar shall not be required to register the transfer of or exchange any Note selected for repurchase in whole or in part, except the unpurchased portion of any Note being repurchased in part.

            (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

            (5) The Company shall not be required:

                  (A) to issue, to register the transfer of or to exchange any
            Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for repurchase under
            Section 3.02 hereof and ending at the close of business on the day of selection;

                  (B) to register the transfer of or to exchange any Note
            selected for repurchase in whole or in part, except the unpurchased portion of any Note being repurchased in part; or

                  (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

            (6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

            (7) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

            (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07 Replacement Notes.

      If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements hereunder are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge the applicable Holder for its expenses in replacing a Note.

      Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

      The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

      If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

      If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

      If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09 Treasury Notes.

      In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.10 Temporary Notes.

      Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall, upon receipt of an Authentication Order, authenticate definitive Notes in exchange for temporary Notes.

      Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.

      The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes in accordance with its customary practices (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

      If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                   ARTICLE 3.
                            REPURCHASE AND PREPAYMENT

Section 3.01 [Reserved]

Section 3.02 Selection of Notes to Be Purchased.

      If less than all of the Notes are to be purchased in an offer to purchase pursuant to Sections 4.10 or 4.15 at any time, the Trustee shall select Notes for purchase as follows:

            (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

            (2) if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

      In the event of purchase by lot, the particular Notes to be purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the purchase date by the Trustee from the outstanding Notes not previously called for purchase.

      The Trustee shall promptly notify the Company in writing of the Notes selected for purchase and, in the case of any Note selected for partial purchase, the principal amount thereof to be purchased. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for purchase also apply to portions of Notes called for purchase.

Section 3.03 Deposit of Purchase Price.

      Not less than one Business Day prior to the purchase price date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the purchase price of and accrued interest on all Notes to be purchased on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the purchase price of, and accrued interest on, all Notes to be purchased.

      If the Company complies with the provisions of the preceding paragraph, on and after the purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for purchase. If a Note is purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for purchase is not so paid upon surrender for purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.04 Notes Purchased in Part.

      Upon surrender of a Note that is purchased in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unpurchased portion of the Note surrendered.

Section 3.05 Optional Redemption.

      (a) At any time prior to October 1, 2007, the Company may on any one or more occasions, upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to each Holder's registered address, redeem up to 35% of the aggregate principal amount of the Notes issued under this Indenture at a redemption price of 109.625% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds of one or more Public Equity Offerings; provided that:

            (1) at least 65% of the aggregate principal amount of Notes originally issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

            (2) the redemption occurs within 45 days of the date of the closing of such Public Equity Offering.

      (b) At any time prior to October 1, 2009, the Company may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

      (c) After October 1, 2009, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on October 1 of the years indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

YEAR                                                              PERCENTAGE
----                                                              ----------
2009                                                               104.813%
2010............................................................   103.208%
2011............................................................   101.604%
2012 and thereafter.............................................   100.000%

Section 3.06 Mandatory Redemption.

      The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.07 Offer to Purchase by Application of Excess Proceeds.

      In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it shall follow the procedures specified below.

      The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is Priority Lien Debt containing provisions similar to those set forth in this Indenture with respect to offers to purchase with the proceeds of sales and assets. The Asset Sale Offer shall remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than three Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall apply all Excess Proceeds (the "Offer Amount") to the purchase of Notes and such other Indebtedness that is Priority Lien Debt (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer, provided that if a Priority Lien Document governing a Series of Priority Lien Debt requires the purchase, redemption or prepayment of such Priority Lien Debt and/or the cash collateralization of letters of credit constituting Priority Lien Debt with such Excess Proceeds, in lieu of making an offer to purchase, redeem or prepay such Priority Lien Debt, the Company may use a pro rata portion of any Excess Proceeds to purchase, redeem or prepay such Priority Lien Debt and cash collateralize letters of credit constituting Priority Lien Debt, as applicable. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

      If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

      Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The written notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The written notice, which shall govern the terms of the Asset Sale Offer, shall state:

            (1) that the Asset Sale Offer is being made pursuant to this Section
      3.07 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

            (2) the Offer Amount, the purchase price and the Purchase Date;

            (3) that any Note not tendered or accepted for payment shall continue to accrue interest;

            (4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

            (5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

            (6) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

            (7) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

            (8) that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

            (9) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

      On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officer's Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.07. The Company, either directly or through the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company and receipt of an Authentication Order shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

      Other than as specifically provided in this Section 3.07, any purchase pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.02 through 3.04 hereof.

                                   ARTICLE 4.
                                   COVENANTS

Section 4.01 Payment of Notes.

      The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

      The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

      The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

      The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

      The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03 Reports.

      (a) Whether or not required by the Commission's rules and regulations, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes, within the time periods specified in the Commission's rules and regulations:

            (1) all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if the Company were required to file such reports; and

            (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

      (b) All such reports shall be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K shall include a report on the Company's consolidated financial statements by the Company's certified independent accountants. In addition, the Company shall file a copy of each of the reports referred to in clauses (1) and (2) in Section 4.03(a) above with the Commission for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the Commission shall not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

      (c) If, at any time, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company shall nevertheless continue filing the reports specified in Section 4.03(a) with the Commission within the time periods specified above unless the Commission shall not accept such a filing. The Company agrees that it shall not take any action for the purpose of causing the Commission not to accept any such filings. If, notwithstanding the foregoing, the Commission shall not accept the Company's filings for any reason, the Company shall post the reports referred to in
Section 4.03(a) on its website within the time periods that would apply if the Company were required to file those reports with the Commission.

      (d) If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by
Section 4.03(a) shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

      (e) In addition, the Company agrees that, for so long as any Notes remain outstanding, at any time it is not required to file the reports required by
Section 4.03(a) with the Commission, it shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04 Compliance Certificate.

      (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer's Certificate prescribed by the TIA stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and the Security Documents, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Security Documents and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or the Security Documents (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

      (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of
Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

      (c) So long as any of the Notes are outstanding, the Company shall deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officer's Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05 Taxes.

      The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06 Stay, Extension and Usury Laws.

      The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Restricted Payments.

      (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

            (1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or a Restricted Subsidiary of the Company);

            (2) purchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

            (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company that is contractually subordinated to the Notes (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries and excluding the purchase, repurchase or other acquisition of such subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), except a payment of interest or principal at the Stated Maturity thereof; or

            (4) make any Restricted Investment

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless after giving effect to such Restricted Payment:

            (5) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment (other than any Default or Event of Default that is cured as a result of such Restricted Payment);

            (6) the Company would, after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) herein; and

            (7) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the date of this Indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (5) and (6) of the next succeeding paragraph), is less than the sum, without duplication, of:

                  (a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

                  (b) 100% of the aggregate net cash proceeds received by the Company since the date of this Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), plus

                  (c) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

                  (d) to the extent that any Unrestricted Subsidiary of the Company designated as such after the date of this Indenture is redesignated as a Restricted Subsidiary after the date of this Indenture, the Fair Market Value of the Company's Investment in such Subsidiary as of the date of such redesignation, plus

                  (e) 100% of any payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets received by the Company or a Restricted Subsidiary of the Company after the date of this Indenture from an Unrestricted Subsidiary of the Company, to the extent that such payments, dividends, repayments or transfers were not otherwise included in Consolidated Net Income of the Company for such period, plus

                  (f) $398.2 million.

The preceding provisions shall not prohibit:

            (1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this Indenture;

            (2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment shall be excluded from clause (3)(b) of the preceding paragraph;

            (3) the defeasance, redemption, repurchase or other acquisition of
      (A) Indebtedness of the Company that is contractually subordinated to the Notes with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness or (B) Remarketable Term Income Deferrable Equity Securities or HIGH TIDES, outstanding on the date of this Indenture, or the debentures related thereto, so long as, in each case, no Default has occurred and is continuing or would be caused thereby;

            (4) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of any class or series of such Restricted Subsidiary's Equity Interests on a pro rata basis;

            (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officer, director or employee of the Company (or any of its Restricted Subsidiaries) pursuant to any equity subscription agreement, stock option agreement, shareholders' agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million in any twelve-month period, so long as no Default has occurred and is continuing or would be caused thereby;

            (6) the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

            (7) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary of the Company issued on or after the date of this Indenture in accordance with the Fixed Charge Coverage test described under Section
      4.09 herein; provided that no Default has occurred and is continuing or would be caused thereby (other than any Default or Event of Default that is cured as a result of such Restricted Payment); and

            (8) any purchase, redemption, defeasance or other acquisition or retirement for value of subordinated Indebtedness upon a Change of Control or an Asset Sale to the extent required by this Indenture or other agreement pursuant to which such subordinated Indebtedness was issued, but only if the Company (a) in the case of a Change of Control, has made and consummated an offer to repurchase the Notes as described under Section
      4.15 herein or (b) in the case of an Asset Sale, has applied the Net Proceeds from such Asset

      Sale in accordance with the provisions described under Section 4.10 herein, so long as no Default has occurred and is continuing or would be caused thereby.

      (b) The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

Section 4.08 Dividend and Other Payment Restrictions Affecting Subsidiaries.

      (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

            (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

            (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

            (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

      However, the preceding restrictions shall not apply to encumbrances or restrictions existing under or by reason of:

            (1) agreements governing Existing Indebtedness as in effect on the date of this Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Indenture;

            (2) this Indenture or any other indenture governing letters of credit, loans or debt securities issued by or on behalf of the Company that are no more restrictive, taken as a whole, with respect to such dividend, distribution or other payment restrictions and loan or investment restrictions than those contained in this Indenture as in effect on the date of this Indenture;

            (3) applicable law, rule, regulation or order;

            (4) customary non-assignment provisions in leases, contracts and licenses entered into in the ordinary course of business and consistent with past practices;

            (5) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of Section 4.08(a);

            (6) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

            (7) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

            (8) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of Section 4.12 herein that limit the right of the debtor to dispose of the assets subject to such Liens;

            (9) provisions limiting or prohibiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of the Company's Board of Directors, which limitation or prohibition is applicable only to the assets that are the subject of such agreements;

            (10) any encumbrance or restriction imposed pursuant to the terms of any Non-Recourse Debt incurred pursuant to clause (5) of the definition of Permitted Debt or any preferred stock issued pursuant to clause (6) of the definition of Permitted Debt; provided that such encumbrance or restriction, in the written opinion of the President, Vice Chairman, Chief Operating Officer or Chief Financial Officer of the Company, (x) is required in order to obtain such financing or to place such preferred stock, (y) is customary for such financings or placements and (z) applies only to the assets or revenues of the applicable Restricted Subsidiary;

            (11) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Acquired Debt incurred pursuant to clause (9) of the definition of Permitted Debt; provided that such encumbrance or restriction was not incurred in connection with or in contemplation of such Restricted Subsidiary becoming a Restricted Subsidiary; and

            (12) restrictions on cash or other deposits or net worth imposed by customers or suppliers under contracts entered into in the ordinary course of business.

Section 4.09 Incurrence of Indebtedness and Issuance of Preferred Stock.

      (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt), and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

      (b) Section 4.09(a) shall not prohibit the incurrence of any of the following items (collectively, "Permitted Debt"):

            (1) the incurrence by the Company, and the Guarantee by any Guarantor, of Indebtedness in an aggregate principal amount at any one time outstanding under this clause (1)

      (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company thereunder) not to exceed (together with any Permitted Refinancing Indebtedness incurred to extend, refund, refinance, renew, replace or defease any Indebtedness incurred pursuant to this clause (1)) on any date of incurrence the greater of (A) $500.0 million or (B) the dollar amount that is equal to 50% of the Company's Consolidated Cash Flow for the then most recent four-quarter period for which financial statements are available, it being understood that the incurrence by the Company and the Canadian Guarantor of Indebtedness represented by the Notes issued on the date of this Indenture and the related Guarantee is deemed to be incurred under this clause (1);

            (2) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

            (3) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount (or accreted value, as applicable), including all Permitted Refinancing Indebtedness incurred to extend, refund, refinance, renew, replace or defease any Indebtedness incurred pursuant to this clause (3), not to exceed $100.0 million at any one time outstanding;

            (4) Indebtedness of the Company which is owed to and owned by a Restricted Subsidiary and Indebtedness of a Restricted Subsidiary that is owed to and owned by the Company or a Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the Company or by a Restricted Subsidiary, as the case may be;

            (5) (A) the incurrence of Non-Recourse Debt by any Restricted Subsidiary of the Company other than a Restricted Subsidiary that owns, directly or indirectly, any Material Designated Assets and (B) the incurrence of Non-Recourse Debt by any Restricted Subsidiary of the Company that owns, directly or indirectly, any Material Designated Assets constituting geothermal assets in an aggregate principal amount at any one time outstanding under this clause 5(B) that, together with the liquidation preference of preferred stock issued under clause 6(B) below, does not exceed $500.0 million;

            (6) (A) the issuance of preferred stock by a Restricted Subsidiary of the Company other than a Restricted Subsidiary that owns, directly or indirectly, any Material Designated Assets, and (B) the issuance of preferred stock by any Restricted Subsidiary of the Company that owns, directly or indirectly, any Material Designated Assets constituting geothermal assets with a liquidation preference at any one time outstanding under this clause 6(B) that, together with the aggregate principal amount of Non-Recourse Debt incurred under clause 5(B) above, does not exceed $500.0 million, in each case, the net proceeds of which are applied to finance the exploration, drilling, development, construction or purchase of or by, or repairs or improvements or additions to, property or assets of the Company or any Restricted Subsidiary;

            (7) the incurrence by the Company of Guarantees of Indebtedness of Restricted Subsidiaries which, but for such Guarantees, would be permitted to be incurred pursuant to clause

      (5) of Section 4.09(b); provided that the aggregate principal amount of Indebtedness incurred pursuant to this clause (7) does not exceed $100.0 million at any one time outstanding;

            (8) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(a) or clauses (1), (2), (3), (4), (5), (7), or (9) of this Section 4.09(b) or this clause (8);

            (9) the incurrence of Acquired Debt by any Restricted Subsidiary of the Company at the time such Restricted Subsidiary becomes a Restricted Subsidiary of the Company so long as such Acquired Debt was not incurred in connection with or in contemplation of such Person becoming a Restricted Subsidiary of the Company; provided that the Company would have been able to incur such Indebtedness at the time of incurrence thereof by the Restricted Subsidiary pursuant to Section 4.09 (a);

            (10) the incurrence of Indebtedness pursuant to Hedging Obligations incurred in the ordinary course of business and not for speculative purposes;

            (11) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers' compensation claims, self-insurance obligations, bankers' acceptances and performance and surety bonds in the ordinary course of business;

            (12) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

            (13) the incurrence by any Restricted Subsidiary of Indebtedness represented by letters of credit (or Guarantees thereof) entered into in the ordinary course of business to the extent that such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following a demand for reimbursement following payment on the letter of credit; provided that such letters of credit shall not constitute Permitted Debt pursuant to this clause (13) if they are issued in support of Indebtedness;

            (14) the incurrence of Indebtedness by the Company represented by letters of credit that are fully cash collateralized with the proceeds of Priority Lien Debt; and

            (15) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to extend, refinance, renew, replace, defease or refund any Indebtedness incurred pursuant to this clause (15), not to exceed $100.0 million.

      The Company shall not incur, and shall not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes (and the Applicable Guarantee) on substantially identical terms; provided, however, that no Indebtedness of the Company shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured or by virtue of being secured on a junior basis.

Section 4.10 Asset Sales.

      (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale (including a Sale of Designated Assets) unless:

            (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;

            (2) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

                  (A) any liabilities, as shown on the Company's most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets pursuant to a customary novation or similar agreement that releases the Company or such Restricted Subsidiary from further liability;

                  (B) any securities, notes or other obligations received by the
            Company or any such Restricted Subsidiary from such transferee that are promptly, subject to ordinary settlement periods, converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion; and

                  (C) except in the case of a Sale of Designated Assets, any stock or assets of the kind referred to in clauses (3) or (5) of
            Section 4.10(b); and

            (3) in the case of a Sale of Designated Assets other than Canadian Gas Assets, the Company (or the Restricted Subsidiary, as the case may be) deposits the Net Proceeds as cash collateral in a segregated account (a "Designated Asset Sale Proceeds Account") held by the Collateral Trustee or its agent to secure the Secured Obligations; provided, that for so long as the terms of any of the Company's senior unsecured notes that were issued prior to August 10, 2000 would prevent such a pledge by a Restricted Subsidiary, the Company shall deposit with the Collateral Trustee or its agent an amount of cash equal to the Net Proceeds as cash collateral to secure the Secured Obligations, and the applicable Restricted Subsidiary shall not be obligated to do so.

      (b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, other than a Sale of Designated Assets that are not Canadian Gas Assets, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply those Net Proceeds:

            (1) in the case of an Asset Sale by a Restricted Subsidiary, to repay or repurchase Indebtedness of Calpine Canada Energy Finance ULC and/or Calpine Canada Energy Finance II ULC existing on July 16, 2003;

            (2) in the case of an Asset Sale by a Restricted Subsidiary, to repay or repurchase Indebtedness of any Restricted Subsidiary and, if such Indebtedness is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

            (3) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Company;

            (4) to make a capital expenditure; or

            (5) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business.

      (c) Within 180 days after the receipt of any Net Proceeds from an Asset Sale that constitutes a Sale of Designated Assets other than Canadian Gas Assets, the Company (or the Restricted Subsidiary that disposed of those Designated Assets, as the case may be) may apply those Net Proceeds to purchase other assets that would constitute Designated Assets.

      (d) Any Net Proceeds from Asset Sales (including Sales of Designated Assets) that are not applied or invested as provided in the preceding clauses of this Section 4.10 shall constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $50.0 million, or at such earlier point as may be elected by the Company, the Company shall make an offer to all Holders of the Notes and all holders of other Indebtedness that is Priority Lien Debt and that contains provisions similar to those set forth in this Indenture with respect to offers to purchase, redeem or prepay with the proceeds of sales of assets (an "Asset Sale Offer"), to purchase, redeem or prepay the maximum principal amount of notes and such other Priority Lien Debt (and cash collateralize letters of credit constituting Priority Lien Debt) that may be purchased, redeemed, prepaid or cash collateralized out of the Excess Proceeds (including each series of Existing Indebtedness that contains similar asset sale provisions); provided that if a Priority Lien Document governing a Series of Priority Lien Debt requires the purchase, redemption or prepayment of such Priority Lien Debt (and/or the cash collateralization of letters of credit constituting Priority Lien Debt) with such Excess Proceeds, in lieu of making an offer to purchase, redeem or prepay such Priority Lien Debt, the Company may use a pro rata portion of any Excess Proceeds to purchase, redeem or prepay such Priority Lien Debt and cash collateralize letters of credit constituting Priority Lien Debt, as applicable. The offer price in any Asset Sale Offer shall be equal to 100% of principal amount plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other Priority Lien Debt tendered into such Asset Sale Offer or otherwise required to be purchased, redeemed, prepaid or cash collateralized exceeds the amount of Excess Proceeds, the Company shall select the Notes and such other Priority Lien Debt to be purchased, redeemed, prepaid or cash collateralized, as applicable, on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

      (e) Notwithstanding the foregoing, to the extent that any or all of the Net Proceeds of any Foreign Asset Sale is prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Proceeds so affected shall not be required to be applied at the time provided above, but may be retained by the applicable Restricted Subsidiary so long, but only so long, as the applicable local law shall not permit repatriation to the United States. The Company shall promptly take or cause the applicable Restricted Subsidiary to promptly take all actions required by the applicable local law to permit such repatriation. Once such repatriation of any of the affected Net Proceeds is permitted under the applicable local law, the repatriation shall be immediately effected and the repatriated Net Proceeds shall be applied in the manner set forth in this Section 4.10 as if the Asset Sale had occurred on the date of such repatriation.

      (f) Notwithstanding the foregoing, to the extent that the Board of Directors determines, in good faith, that repatriation of any or all of the Net Proceeds of any Foreign Asset Sale would have a material adverse tax consequence to the Company, the Net Proceeds so affected may be retained outside of the United States by the applicable Restricted Subsidiary for so long as such material adverse tax consequence would continue.

      (g) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue of such conflict.

Section 4.11 Transactions with Affiliates.

      (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an "Affiliate Transaction"), unless:

            (1) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

            (2) the Company delivers to the Trustee:

                  (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.5 million, an Officer's Certificate certifying that such Affiliate Transaction complies with this Section 4.11(a); and

                  (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution adopted by the Board of Directors set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with this Section 4.11 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors or, if there are no disinterested members of the Board of Directors, that the Board of Directors have received a written opinion of an accounting, appraisal or investment banking firm of national standing stating that such Affiliate Transaction or series of Affiliate Transactions is fair to the Company or such Restricted Subsidiary from a financial point of view.

      (b) The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of Section 4.11(a):

            (1) any employment agreement, employee benefit plan, stock option plan, officer and director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

            (2) transactions between or among the Company and its Restricted Subsidiaries and between or among the Company's Restricted Subsidiaries;

            (3) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

            (4) payment of reasonable directors' fees to Persons who are not otherwise Affiliates of the Company;

            (5) any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company;

            (6) Restricted Payments that do not violate the provisions of
      Section 4.07 hereof;

            (7) loans or advances to employees in the ordinary course of business;

            (8) any repurchase, redemption or other retirement of Capital Stock of the Company held by employees of the Company or any of its Subsidiaries upon death, disability or termination of employment at a price not in excess of the Fair Market Value thereof approved by the Board of Directors;

            (9) any transaction between or among the Company and any of its Subsidiaries in the ordinary course of business and consistent with past practices of the Company and its Subsidiaries; and

            (10) any agreement to do any of the foregoing.

      (c) Any transaction which has been determined, in the written opinion of an independent nationally recognized investment banking firm, to be fair, from a financial point of view, to the Company or the applicable Restricted Subsidiary shall be deemed to be in compliance with this Section 4.11.

Section 4.12 Liens.

      (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

      (b) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, grant or permit to exist a Lien upon any property (whether then held by it or to be acquired by it at a future time) as security for any Priority Lien Debt, unless (1) such Lien secures all Priority Lien Debt on a pari passu basis under the Collateral Trust Agreement and in accordance with this Indenture.

Section 4.13 Limitation on Changes in the Nature of the Business.

      The Company and its Restricted Subsidiaries shall engage only in Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole. In addition, the Company will, and shall cause its Subsidiaries, to conduct their respective businesses in a manner so as to maintain the exemption of the Company and its Subsidiaries from treatment as a public utility holding company under PUHCA or an electric utility or public utility under any federal, state or local law; provided to the extent that any such law is amended following the date of this Indenture in such a manner that would (absent application of this proviso) make non-compliance with this Section 4.13 not result in a material adverse effect on the Company's results of operations or financial condition, then the Company shall not be required to comply with this Section 4.13, but only to the extent of actions or failures to act that would (absent application of this Section 4.13) constitute violations of this Section 4.13 solely as a result of such amendment.

Section 4.14 Corporate Existence.

      Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

            (1) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

            (2) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15 Offer to Repurchase Upon Change of Control.

      (a) If a Change of Control occurs, each holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that holder's Notes pursuant to the offer described below (the "Change of Control Offer") on the terms set forth in this Indenture. In the Change of Control Offer, the Company shall offer a payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased (the "Change of Control Payment"), to but excluding the date of purchase. Within 30 days following any Change of Control, the Company shall mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the change of control payment date (the "Change of Control Payment Date") specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by this Indenture and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control provisions of this Indenture by virtue of such compliance.

      (b) On the Change of Control Payment Date, the Company will, to the extent lawful:

            (1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

            (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

            (3) deliver or cause to be delivered to the trustee the Notes properly accepted together with an Officer's Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

            The Paying Agent shall promptly mail to each holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee upon receipt of an Authentication Order from the Company shall promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note shall be in a principal amount of $1,000 or an integral multiple of $1,000. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

      (c) The Company shall not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (ii) notice of redemption has been given under
Section 3.05, unless and until there is a default in payment of the applicable redemption price.

      (d) The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of this Indenture are applicable. Except as described above with respect to a Change of Control, this Indenture does not contain provisions that permit the Holders of the Notes to require that the Company to repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

Section 4.16 Limitation on Sale and Leaseback Transactions.

      (a) The Company shall not enter into any sale and leaseback transaction; provided that the Company may enter into a sale and leaseback transaction if:

            (1) the Company could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in Section 4.09 (a) herein and (b) incurred a Lien to secure such Indebtedness pursuant to
      Section 4.12 herein;

            (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value, as determined in good faith by the Board of Directors and set forth in an Officer's Certificate delivered to the Trustee, of the property that is the subject of that sale and leaseback transaction; and

            (3) the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.10 herein.

      (b) This Section 4.16 shall not apply to the Company's Subsidiaries.

Section 4.17 Limitation on Issuances of Guarantees of Indebtedness.

      The Company shall not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company (other than the Existing Guarantee by the Canadian Guarantor) unless such Restricted Subsidiary simultaneously executes and delivers (1) a supplemental indenture providing for the Guarantee of the payment of the

Notes by such Restricted Subsidiary, which Guarantee shall be senior to such Restricted Subsidiary's Guarantee of or pledge to secure such other Indebtedness unless the Indebtedness of the Company so Guaranteed or secured is senior Indebtedness of the Company, in which case the Guarantee of the Notes may be pari passu with such Restricted Subsidiary's Guarantee of or pledge to secure such other Indebtedness of the Company, and (2) a pledge or security agreement providing for a pledge of such assets to secure the Notes (subject only to Permitted Prior Liens).

Section 4.18 Payments for Consent.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Notes or any Security Documents unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.19 Designation of Restricted and Unrestricted Subsidiaries.

      The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted shall be deemed to be an Investment made as of the time of the designation and shall reduce the remaining amount available for Restricted Payments under Section 4.07 herein or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation shall only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Section 4.20 Changes in Covenant When Notes Rated Investment Grade.

      If on any date following the date of this Indenture:

            (1) any series of the notes is rated Baa3 or better by Moody's and BBB- or better by S&P; and

            (2) no Default or Event of Default shall have occurred and be continuing, then, beginning on that day and subject to the provisions of the following paragraph, the provisions of Section 4.07, 4.08, 4.09, 4.10, 4.11, 4.13, 4.19 and clause (4) of Section 5.01 hereof shall be suspended.

      Notwithstanding the foregoing, if the rating assigned by either such rating agency should subsequently decline to below Baa3 or BBB-, respectively, the foregoing provisions shall be reinstituted as of and from the date of such rating decline. Calculations under the reinstated Section 4.07 shall be made as if Section 4.07 had been in effect since the date of this Indenture except that no default shall be deemed to have occurred solely by reason of a Restricted Payment made while that Section 4.07 was suspended. These covenant suspension provisions shall continue to be applicable following any such reinstatement. The Company shall notify the Trustee if any covenants are suspended or reinstated pursuant to this Section 4.20.

                                   ARTICLE 5.
                                   SUCCESSORS

Section 5.01 Merger, Consolidation, or Sale of Assets.

      The Company may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

            (1) either:

                  (A) the Company is the surviving corporation; or

                  (B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

            (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes, this Indenture, and the Security Documents pursuant to agreements reasonably satisfactory to the Trustee and the Collateral Trustee;

            (3) immediately after such transaction, no Default or Event of Default exists;

            (4) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made:

                  (A) shall have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction; and

                  (B) will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) herein; and

            (5) such transaction shall not impair the ability of the Company or any of its Subsidiaries to conduct their respective businesses in a manner so as to maintain the exemption of the Company and its Subsidiaries from treatment as a public utility holding company under PUHCA or an electric utility or public utility under any federal, state or local law, unless such exemption is no longer material to the Company and its Restricted Subsidiaries taken as a whole or to the Person formed by or surviving any such consolidation or merger (if other then the Company) and its Restricted Subsidiaries taken as a whole.

      In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

      Notwithstanding the foregoing:

            (1) the Company may merge with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction; and

            (2) the Company and its Restricted Subsidiaries may sell, assign, transfer, lease, convey or otherwise dispose of assets between or among each other (including by way of merger).

Section 5.02 Successor Corporation Substituted.

            Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

      Each of the following is an "Event of Default":

            (1) default for 30 days in the payment when due of interest on the Notes;

            (2) default in payment when due of the principal of, or premium, if any, on the Notes;

            (3) failure to purchase the Notes when required pursuant to Section 4.10, 4.15 or otherwise as required pursuant to this Indenture or the Notes;

            (4) failure by the Company or any of its Restricted Subsidiaries for 30 days after written notice from the Trustee or the holders of at least 25% in outstanding aggregate principal amount of that series of notes to comply with any of the other agreements in this Indenture, the Notes or the Security Documents;

            (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default:

                  (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

                  (b) results in the acceleration of such Indebtedness prior to its express maturity,

      and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more, and such default shall not have been cured or waived or any such acceleration rescinded, or such Indebtedness repaid, within 20 days of the Company or such Restricted Subsidiary becoming aware of such default; provided that the provisions of this clause (5) shall not apply to any default on Non-Recourse Debt;

            (6) failure by the Company or any of its Significant Subsidiaries to pay final judgments (not covered by insurance) aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 30 days;

            (7) the repudiation by the Company or any of its Restricted Subsidiaries of any of its obligations under the Security Documents or the unenforceability of the Security Documents against the Company or any of its Restricted Subsidiaries for any reason; provided that such breach, repudiation or unenforceability relates to Collateral having an aggregate Fair Market Value of $50.0 million or more;

            (8) except as permitted by this Indenture, any note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Canadian Guarantor, or any Person acting on behalf of any Canadian Guarantor, shall deny or disaffirm its obligations under its note Guarantee and such condition shall not have been cured within 30 days of written notice from the Trustee or the Holders of at least 25% in outstanding aggregate principal amount of the Notes; and

            (9) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                  (A) commences a voluntary case,

                  (B) consents to the entry of an order for relief against it in an involuntary case,

                  (C) consents to the appointment of a custodian of it or for all or substantially all of its property,

                  (D) makes a general assignment for the benefit of its
            creditors, or

                  (E) generally is not paying its debts as they become due; and

            (10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Company or any of its
            Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

                  (B) appoints a custodian of the Company or any of its
            Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                  (C) orders the liquidation of the Company or any of its
            Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

            and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02 Acceleration.

      In the case of an Event of Default specified in clause (9) or (10) of
Section 6.01 hereof, with respect to the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Notes shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

      Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (9) of Section 6.01 hereof occurs with respect to the Company, any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

Section 6.03 Other Remedies.

      If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

      The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

      Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or

Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

      Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06 Limitation on Suits.

      A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

            (1) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

            (2) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

            (3) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

            (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

            (5) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

            A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07 Rights of Holders of Notes to Receive Payment.

            Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08 Collection Suit by Trustee.

      If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

      The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

      If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

            First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

            Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

            Third: to the Company or to such party as a court of competent jurisdiction shall direct.

      The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

      In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7.
                                     TRUSTEE

Section 7.01 Duties of Trustee.

      (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

      (b)   Except during the continuance of an Event of Default:

            (1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

      (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (1) this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

            (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is conclusively determined by a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

            (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

      (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section 7.01.

      (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

      (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

      (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

      (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

      (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

      (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

      (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

      (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

      (g) In no event shall the Trustee be required to take notice of any default or breach hereof or any Event of Default hereunder, except for Events of Default specified in Section 6.01(1) and/or 6.01(2) hereof, unless and until the Trustee shall have received from a Holder of a Note or from the Company express written notice of the circumstances constituting the breach, default or Event of Default and stating that said circumstances constitute an Event of Default hereunder.

      (h) If the Trustee is acting as Paying Agent and/or Registrar hereunder, the rights and protections afforded to the Trustee pursuant to this Article 7 will also be afforded to such Paying Agent and Registrar.

Section 7.03 Individual Rights of Trustee.

      The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days after ascertaining it has such conflicting interest, apply to the SEC for permission to continue as trustee or resign to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04 Trustee's Disclaimer.

      The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

      If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06 Reports by Trustee to Holders of the Notes.

      (a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2) to the extent applicable. The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

      (b) A copy of each report at the time of its mailing to the Holders of Notes shall be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07 Compensation and Indemnity.

      (a) The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

      (b) The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture (and any other Note Documents to which it is a party) against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

      (c) The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

      (d) To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

      (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(9) or (10) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08 Replacement of Trustee.

      (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

      (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

            (1)   the Trustee fails to comply with Section 7.10 hereof;

            (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

            (3) a custodian or public officer takes charge of the Trustee or its property; or

            (4)   the Trustee becomes incapable of acting.

      (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

      (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      (f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, etc.

      If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

      There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

      This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 7.11 Preferential Collection of Claims Against Company.

      The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

      The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officer's Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

      Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal

Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and
(2) below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

            (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on such Notes when such payments are due from the trust referred to in Section
      8.04 hereof;

            (2)   the Company's obligations with respect to such Notes under
      Article 2 and Section 4.02 hereof;

            (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith; and

            (4)   this Article 8.

      Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

      Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company (to the extent applicable) shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18 and
4.19 hereof and clause (4) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section
8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(5) hereof shall not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

      In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

            (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the redemption date, as the case may be, and the Company must specify whether such Notes are being defeased to maturity or to a particular redemption date;

            (2) in the case of an election under Section 8.02 hereof, the Company has delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

                  (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

                  (B) since the date of this Indenture, there has been a change in the applicable federal income tax law,

            in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (3) in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

            (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

            (6) the Company must deliver to the Trustee an Officer's Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

            (7) the Company must deliver to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

      Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

      The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

      Notwithstanding anything in this Article 8 to the contrary, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to the Company.

      Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 8.07 Reinstatement.

      If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

      Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

            (1)   to cure any ambiguity, defect or inconsistency;

            (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

            (3) to provide for the assumption of the Company's obligations to the Holders of the Notes by a successor to the Company pursuant to Article 5 hereof;

            (4) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Notes;

            (5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

            (6) to make, complete or confirm any grant of Collateral permitted or required by this Indenture or any of the Security Documents or any release of Collateral that becomes effective as set forth in this Indenture or any of the Security Documents; or

            (7) to conform the text of this Indenture, the Notes or the Security Documents to any provision of the Description of the Notes section of the Offering Memorandum to the extent that such provision of the Description of the Notes section of the Offering Memorandum was intended to be a verbatim recitation of a provision of this Indenture, the Notes or the Security Documents.

      Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02 With Consent of Holders of Notes.

      Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including, without limitation, Section 3.07, 4.10 and 4.15 hereof), the Guarantees and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes (including, without limitation, Additional Notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

      Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

      It is not be necessary for the consent of the Holders of Notes under this
Section 9.02 to approve the particular form of any proposed amendment or waiver, but it is sufficient if such consent approves the substance thereof.

      After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

            (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

            (2) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes except as provided above with respect to Sections 3.07, 4.10 and 4.15 hereof;

            (3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

            (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

            (5) make any Note payable in money other than that stated in the Notes;

            (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on the Notes;

            (7) waive a repurchase payment with respect to any Note (other than a payment required under Section 4.10 and Section 4.15);

            (8) release (A) any Collateral from the Liens created by the Security Documents except as specifically provided in this Indenture and the Security Documents as of the date of this Indenture or (B) all or substantially all of the Collateral or all or substantially all of the Canadian Guarantor from their obligations under the Guarantee and Collateral Agreement dated July 16, 2003 without the prior written consent of all Holders; or

            (9) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.

Section 9.03 Compliance with Trust Indenture Act.

      Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04 Revocation and Effect of Consents.

      Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05 Notation on or Exchange of Notes.

      The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

      Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

      The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 and 7.02 hereof) shall be fully protected in relying upon, in addition to the documents required by
Section 13.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture is authorized or permitted by this Indenture.

                                  ARTICLE 10.
                            COLLATERAL AND SECURITY

Section 10.01 Equal and Ratable Sharing of Collateral by Holders of Parity Lien Debt; Sharing Confirmation.

      Notwithstanding (1) anything to the contrary contained in the Security Documents, (2) the time of incurrence of any Series of Priority Lien Debt, (3) the order or method of attachment or perfection of any Liens securing any Series of Priority Lien Debt, (4) the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any Collateral, (5) the time of taking possession or control over any Collateral or (6) the rules for determining priority under any law governing relative priorities of Liens:

                  (A) all Liens at any time granted by the Company or any other Obligor to secure any of the Priority Lien Debt shall secure, equally and ratably, all present and future Priority Lien Obligations; and

                  (B) all proceeds of all Liens at any time granted by the Company or any Obligor to secure any of the Priority Lien Debt and other Priority Lien Obligations shall be allocated and distributed equally and ratably on account of the Priority Lien Debt and other Priority Lien Obligations; provided, that, for the avoidance of doubt, in the absence of an Event of Default, the Company shall be entitled to utilize cash proceeds of Collateral in the ordinary course of its business.

      The foregoing provision is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Priority Lien Obligations, each present and future Priority Debt Representative, the Priority Lien Agent and the Collateral Trustee as holder of Priority Liens. Each future Series of Priority Lien Debt will be required to include a Sharing Confirmation at the time of incurrence of such Series of Priority Lien Debt.

Section 10.02 [Reserved]

Section 10.03 Release of Security Interest in Respect of Notes

      This Collateral Trustee's Liens upon the Collateral will no longer secure the Notes or any other Obligations under this Indenture, and the right of the Holders of such Notes and Obligations to the benefits and proceeds of the Collateral Trustee's Liens on Collateral will terminate and be discharged:

            (1) upon satisfaction and discharge of this Indenture in accordance with Article 11 hereof;

            (2) upon a Legal Defeasance or Covenant Defeasance of the Notes in accordance with Article 8 hereof; or

            (3) upon payment in full and discharge of all Notes outstanding under this Indenture and all related Obligations that are outstanding, due and payable under this Indenture at the time the Notes are paid in full and discharged.

Section 10.04 Priority Lien Agent; Additional Series of Priority Lien Debt; Priority Debt Agreement.

      To the extent the Notes are the only Series of Priority Lien Debt outstanding, the Trustee will act as the Priority Lien Agent under the Collateral Trust Agreement. If the Company satisfies the conditions under this Indenture for the incurrence of additional Priority Lien Debt, as certified to the Trustee in an Officer's Certificate, the Trustee will enter into, and each Holder will be deemed to have agreed to be bound by, a priority debt agreement substantially in the form attached hereto as Exhibit E (the "Priority Debt Agreement") with the Company, the Priority Debt Representative with respect to each additional

Series of Priority Lien Debt and a Person appointed by the Company to serve as Priority Lien Agent under the Collateral Trust Agreement as provided in such Priority Debt Agreement.

      Any Person appointed by the Company as Priority Lien Agent pursuant to any Priority Debt Agreement will be a bank or trust company (a) authorized to exercise corporate trust powers, (b) having a combined capital and surplus of at least $50,000,000 and (c) maintaining an office in New York, New York. Upon execution of the Priority Debt Agreement by the Trustee, the Trustee and each Holder will be deemed to have approved the appointment of the Priority Lien Agent thereunder.

                                  ARTICLE 11.
                           SATISFACTION AND DISCHARGE

Section 11.01 Satisfaction and Discharge.

      This Indenture shall be discharged and shall cease to be of further effect as to all Notes issued hereunder, when:

            (1)   either:

                  (a) all Notes that have been authenticated under this Indenture (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

                  (b) all Notes that have not been delivered to the Trustee for cancellation shall become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

            (2) no Default or Event of Default has occurred and is continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound;

            (3) the Company has paid or caused to be paid all sums payable by it under this Indenture; and

            (4) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity date or the redemption date, as the case may be.

In addition, the Company must deliver an Officer's Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

      Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the provisions of Section 12.02 and Section 8.06 shall survive. In addition, nothing in this Section 11.01 shall be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02 Application of Trust Money.

      Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

      If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                  ARTICLE 12.
                                 MISCELLANEOUS

Section 12.01 Trust Indenture Act Controls.

      If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties or provisions of the TIA shall control.

Section 12.02 Notices.

      Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

      If to the Company:

      Calpine Corporation
      50 West San Fernando Street
      San Jose, California 95113
      Telephone No.: (408) 995-5115
      Attention: Ron Fischer

      With a copy to:
      Covington & Burling
      1330 Avenue of the Americas
      New York, NY 10019
      Telecopier No.: (212) 841-1010
      Attention: Bruce Bennett

      If to the Trustee:
      Wilmington Trust Company
      Rodney Square North
      1100 North Market Street
      Wilmington, Delaware 19890
      Telecopier No.: (302) 636-4145
      Attention: Corporate Capital Markets

      By notice to the others, the Company or the Trustee may designate additional or different addresses for subsequent notices or communications.

      All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

      Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

      If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

      If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03 Communication by Holders of Notes with Other Holders of Notes.

      Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 12.04 Certificate and Opinion as to Conditions Precedent.

      Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

            (1) an Officer's Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signer, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

            (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05 Statements Required in Certificate or Opinion.

      Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) must comply with the provisions of TIA
Section 314(e) and must include:

            (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

            (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06 Rules by Trustee and Agents.

      The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

      No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this Indenture, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 12.08 Governing Law.

      THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTATION OF GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.09 No Adverse Interpretation of Other Agreements.

      This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10 Successors.

      All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.11 Severability.

      In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12 Counterpart Originals.

      The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.13 Table of Contents, Headings, etc.

      The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES

Dated as of September 30, 2004

                                          CALPINE CORPORATION

                                          By: /s/ Robert D. Kelly
                                              ----------------------------------
                                              Name: Robert D. Kelly
                                              Title: Executive Vice President

                                          WILMINGTON TRUST COMPANY

                                          By: /s/ Michael W. Diaz
                                              ----------------------------------
                                              Name: Michael W. Diaz
                                              Title: Authorized Signer

                                                                       EXHIBIT A

                                 [Face of Note]

                                                                   CUSIP  [    ]

               9.625% First Priority Senior Secured Notes due 2014

No. ___                                                            $____________

                               CALPINE CORPORATION

promises to pay to CEDE & CO.

or registered assigns,

the principal sum of ___________________________________________________________

Dollars on September 30, 2014.

Interest Payment Dates:  April 1 and October 1

Record Dates: March 15 and September 15

                                          CALPINE CORPORATION

                                          By:___________________________________
                                             Name:
                                             Title:

Dated: September 30, 2004

This is one of the Notes referred to
in the within-mentioned Indenture:

WILMINGTON TRUST COMPANY,
  as Trustee

By: __________________________________
           Authorized Signatory

                                 [Back of Note]

               9.625% First Priority Senior Secured Notes due 2014

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE NOTES EVIDENCED HEREBY HAVE NOT BEEN AND SHALL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR
(5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND
(B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

      Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

            (1) INTEREST. Calpine Corporation, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 9.625% per annum from September 30, 2004 until maturity. The Company shall pay interest semi-annually in arrears on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be April 1, 2005. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

            (2) METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

            (3) PAYING AGENT AND REGISTRAR. Initially, Wilmington Trust Company, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

            (4) INDENTURE. The Company issued the Notes under an Indenture dated as of September 30, 2004 (the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Company, as evidenced by the Security Documents referred to in the Indenture.

            (5)   OPTIONAL REDEMPTION. (a) Except as set forth in subparagraphs
      (b) and (c) of this Paragraph 5, the Company shall not have the option to redeem the Notes prior to October 1, 2009. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on October 1 of the years indicated below:

YEAR                                                                  PERCENTAGE
----                                                                  ----------
2009                                                                   104.813%
2010................................................................   103.208%
2011................................................................   101.604%
2012 and thereafter.................................................   100.000%

                  (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to October 1, 2007, the Company may, on any one or more occasions upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to each holder's registered address, redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture with the net proceeds of an any one or more Public Equity Offerings at a redemption price equal to 109.625% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date; provided that at least 65% in aggregate principal amount of the Notes originally issued under the Indenture remains outstanding immediately after the occurrence of such redemption and that such redemption occurs within 45 days of the date of the closing of such Public Equity Offering.

                  (c) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to October 1, 2009, the Company may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to each holder's registered address, at a redemption price equal to 100.000% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the redemption date, subject to the rights of Holders on the record date to receive interest due on the Interest Payment Date.

            (6) MANDATORY REDEMPTION. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

            (7) REPURCHASE AT OPTION OF HOLDER. (a) If a Change of Control occurs, each holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that holder's Notes pursuant to the offer described below (the "Change of Control Offer") on the terms set forth in the Indenture. In the Change of Control Offer, the Company shall offer a payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased (the "Change of Control Payment"), to but excluding the date of purchase. Within 30 days following any Change of Control, the Company shall mail a notice to each holder as required by the Indenture. (b) If the Company or a Subsidiary consummates any Asset Sales, and when the aggregate amount of Excess Proceeds exceeds $50.0 million, or at such earlier point as may be elected by the Company, the Company shall make an offer to all Holders of Notes and all holders of other Indebtedness that is Priority Lien Debt and that contains provisions similar to those set forth in the Indenture with respect to offers to purchase, redeem or prepay with the proceeds of sales of assets (an "Asset Sale Offer"), to purchase, redeem or prepay the maximum principal amount of Notes and such other Priority Lien Debt (and cash collateralize letters of credit constituting Priority Lien Debt) that may be purchased, redeemed, prepaid or cash collateralized out of the Excess Proceeds (including each series of Existing Indebtedness that contains similar asset sale provisions), provided that if a Priority Lien Document governing a Series of Priority Lien Debt requires the purchase, redemption or prepayment of such Priority Lien Debt and/or the cash collateralization of letters of credit constituting Priority Lien Debt with such Excess Proceeds, in lieu of making an offer to purchase, redeem or prepay such Priority Lien Debt, the Company may use a pro rata portion of any Excess Proceeds to purchase, redeem or prepay such Priority Lien Debt and cash collateralize letters of credit constituting Priority Lien Debt, as applicable. The offer price in any Asset Sale Offer shall be equal to 100% of principal amount plus accrued and unpaid interest, if any, to the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other Priority Lien Debt tendered into such Asset Sale Offer or otherwise required to be purchased, redeemed, prepaid or cash collateralized exceeds the amount of Excess Proceeds, the Company shall select the Notes and such other Priority Lien Debt to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. Holders of Notes that are the subject of an offer to purchase shall receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

            (8) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for repurchase, except for the unpurchased portion of any Note being repurchased in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

            (9) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

            (10) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation or sale of substantially all of the Company's assets, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to make, complete or confirm any grant of Collateral permitted or required by the Indenture or any of the Security Documents or any release of Collateral that becomes effective as set forth in the Indenture or any of the Security Documents, or to conform the text of the Indenture, the Notes or the Security Documents to any provision of the Description of the Notes section of the Offering Memorandum to the extent that such provision of the Description of the Notes section of the Offering Memorandum was intended to be a verbatim recitation of a provision of the Indenture, the Notes or the Security Documents.

            (11) DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes,
      (iii) failure by the Company to purchase the Notes when required pursuant to Section 4.10 or 4.15 of the Indenture or otherwise as required pursuant to the Indenture or Notes; (iv) failure by the Company or any of its Restricted Subsidiaries for 30 days after written notice from the Trustee or the Holders of at least 25% in outstanding aggregate principal amount of the Notes to comply with any of the other agreements in the Indenture, the Notes or the Security Documents; (v) default under certain other agreements relating to Indebtedness of the Company which default results in the acceleration of such Indebtedness prior to its express maturity;
      (vi) certain final judgments for the payment of money that remain unpaid, undischarged or unstayed for a period of 30 days; (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that would constitute a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; (viii) the repudiation by the Company or any of its Restricted Subsidiaries of its obligations under, or the unenforceability of, the Security Documents if such breach, repudiation or unenforceability relates to Collateral having an aggregate Fair Market Value of $50.0 million or more and (ix) except as permitted by the Indenture, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor or any Person acting on its behalf shall deny or disaffirm its obligations under such Canadian Guarantor's Guarantee and such condition shall not have been cured within 30 days of written notice from the trustee or Holders of at least 25% in outstanding aggregate principal amount of the Notes. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding Notes is in their interest, except a Default or Event of Default relating to the payment of principal or interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default under clauses (3) through (8) of the Section 6.01(a) of the Indenture, to deliver to the Trustee a statement specifying such Default or Event of Default.

            (12) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

            (13) NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

            (14) AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

            (15) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            (16) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee or the Company may use CUSIP numbers in notices of repurchase as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of repurchase and reliance may be placed only on the other identification numbers placed thereon.

      The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

            Calpine Corporation
            50 West San Fernando Street
            San Jose, California 95113
            Attention: Investor Relations

                                 ASSIGNMENT FORM

      To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: __________________________________
                                               (Insert assignee's legal name)

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: _______________

                                       Your Signature: _________________________
                                              (Sign exactly as your name appears
                                               on the face of this Note)

Signature Guarantee*: ____________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

                  --Section 4.10                 --Section 4.15

      If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                                 $______________

Date: _______________

                                       Your Signature: _________________________
                                              (Sign exactly as your name appears
                                               on the face of this Note)

                                       Tax Identification No.: _________________

Signature Guarantee*: _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

         The initial principal amount of the Global Note is $[_________]. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                       Principal Amount
                       Amount of decrease    Amount of increase in    of this Global Note       Signature of
                       in Principal Amount      Principal Amount        following such       authorized officer
                               of                      of                  decrease             of Trustee or
Date of Exchange        this Global Note        this Global Note         (or increase)            Custodian
----------------        ----------------        ----------------         -------------            ---------

* This schedule should be included only if the Note is issued in global form.

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Calpine Corporation
50 West San Fernando Street
San Jose, California 95113

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, DE  19890-0001

      Re: 9-5/8% First Priority Senior Secured Notes due 2014

      Reference is hereby made to the Indenture, dated as of September 30, 2004 (the "Indenture"), between Calpine Corporation, as issuer (the "Company"), and Wilmington Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      ___________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

      1. [ ] CHECK IF TRANSFEREE SHALL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

      2. [ ] CHECK IF TRANSFEREE SHALL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

      3. [ ] CHECK AND COMPLETE IF TRANSFEREE SHALL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

            (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

            (b) [ ] such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

            (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

            (d) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

      This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                        ________________________________________
                                                [Insert Name of Transferor]

                                        By: ____________________________________

                                        Name:
                                        Title:

Dated: _______________________

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.    The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

            (a)   [ ] a beneficial interest in the:

                  (i)   [ ] 144A Global Note (CUSIP _________), or

                  (ii)  [ ] Regulation S Global Note (CUSIP _________), or

                  (iii) [ ] IAI Global Note (CUSIP _________); or

            (b)   [ ] a Restricted Definitive Note.

2.    After the Transfer the Transferee shall hold:

                                   [CHECK ONE]

            (a)   [ ] a beneficial interest in the:

                  (i)   [ ] 144A Global Note (CUSIP _________), or

                  (ii)  [ ] Regulation S Global Note (CUSIP _________), or

                  (iii) [ ] IAI Global Note (CUSIP _________); or

            (b)   [ ] a Restricted Definitive Note,

            in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Calpine Corporation
50 West San Fernando Street
San Jose, California 95113

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, DE  19890-0001

      Re: 9-5/8% First Priority Senior Secured Notes due 2014

                              (CUSIP ____________)

      Reference is hereby made to the Indenture, dated as of September 30, 2004 (the "Indenture"), among Calpine Corporation, as issuer (the "Company") and Wilmington Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      __________________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

      EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

      (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued shall continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

      (b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [ ]144A Global Note, [ ]Regulation S Global Note, [ ]IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

      This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                        ________________________________________
                                                [Insert Name of Transferor]

                                        By:_____________________________________
                                         Name:
                                         Title:

Dated: ______________________

                                                                       EXHIBIT D

                             FORM OF CERTIFICATE OF
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Calpine Corporation
50 West San Fernando Street
San Jose, California 95113

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, DE  19890-0001

      Re: 9-5/8% First Priority Senior Secured Notes due 2014

      Reference is hereby made to the Indenture, dated as of September 30, 2004 (the "Indenture"), among Calpine Corporation, as issuer (the "Company") and Wilmington Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      In connection with our proposed purchase of $____________ aggregate principal amount of:

      (a) [ ] a beneficial interest in a Global Note, or

      (b) [ ] a Definitive Note,

      we confirm that:

      1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

      2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we shall do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses
(A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

      3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we shall be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies

                                                                       EXHIBIT D

with the foregoing restrictions. We further understand that the Notes purchased by us shall bear a legend to the foregoing effect.

      4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

      5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

      You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                ________________________________________________
                                     [Insert Name of Accredited Investor]

                                By:_____________________________________________
                                 Name:
                                 Title:

Dated: _______________________

                                                                       EXHIBIT E
                                    [FORM OF]
                             PRIORITY DEBT AGREEMENT

      This Priority Debt Agreement (this "Agreement"), dated as of [INSERT DATE], 2004 (this "Agreement"), is entered into by and among Calpine Corporation (the "Company"), [INSERT NAME OF EACH PRIORITY DEBT REPRESENTATIVES, INCLUDING THE TRUSTEE UNDER THE INDENTURE] (each, an "Existing Priority Debt Representative" and collectively, the "Existing Priority Debt Representatives"), each other Person that becomes a party hereto by executing and delivering a Priority Debt Agreement Joinder in the form attached hereto as Exhibit A (such Persons and the Existing Priority Debt Representatives, collectively, the "Priority Debt Representatives"), and [INSERT NAME OF PRIORITY LIEN AGENT], as Priority Lien Agent (the "Priority Lien Agent").

                                    RECITALS

      WHEREAS, the Company is a party to that certain [INSERT DESCRIPTION OF COLLATERAL TRUST AGREEMENT AS IN EFFECT] (the "Collateral Trust Agreement") under which the Collateral Trustee serves as collateral trustee for the present and future holders of Secured Obligations (as defined in the Collateral Trust Agreement) of the Company;

      WHEREAS, each of the Priority Debt Representatives is the trustee, agent or representative of the holders of a Series of Secured Debt constituting Priority Lien Debt (each, a "Series of Priority Lien Debt");

      WHEREAS, the Collateral Trust Agreement provides that the holders of Priority Lien Obligations shall be represented with respect to certain matters under the Collateral Trust Agreement by a Priority Lien Agent (as defined in the Collateral Trust Agreement);

      WHEREAS, this Agreement sets forth the terms and conditions upon which the Company has appointed the Priority Lien Agent, and the Priority Lien Agent shall act, as Priority Lien Agent under the Collateral Trust Agreement; and

      NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

1.1 Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Collateral Trust Agreement as of the date hereof or as amended in accordance with the terms thereof. In addition to other capitalized terms defined herein, the following capitalized terms shall have the meanings set forth below:

      "Act of Required Priority Debtholders" means, as to any matter at any time, a direction in writing delivered to the Priority Lien Agent by or with the written consent of Required Priority Debtholders, including, without limitation, a Notice of Actionable Default.

      "Equally and Ratably" means, in reference to sharing of Liens or proceeds thereof as between the holders of Priority Lien Obligations with respect to each outstanding Series of Priority Lien Debt, that such Liens or proceeds:

shall be allocated and distributed first to the Priority Debt Representative for each outstanding Series of Priority Lien Debt, for account of the holders of such Series of Priority Lien Debt, ratably in proportion to the principal of and interest and premium (if any) outstanding on each outstanding Series of Priority Lien Debt when the allocation or distribution is made, and thereafter shall be allocated and distributed (if any remain after payment in full of all of the principal of and interest and premium (if any) on all outstanding Priority Lien Debt) to the Priority Debt Representative for each outstanding Series of Priority Lien Debt, for account of the holders of any remaining Priority Lien Obligations with respect to such outstanding Series of Priority Lien Debt, ratably in proportion to the aggregate unpaid amount of such remaining Priority Lien Obligations due and demanded (with written notice to the Priority Debt Representative and the collateral trustee) prior to the date such distribution is made.

      "Indemnified Liabilities" means any and all liabilities (including all Environmental Liabilities), obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, performance, administration or enforcement of this Agreement or any of the other Security Documents, including any of the foregoing relating to the use of proceeds of any Secured Debt or the violation of, noncompliance with or liability under, any law (including Environmental Laws) applicable to or enforceable against the Company or any of its Subsidiaries or any of the Collateral and all reasonable costs and expenses (including reasonable fees and expenses of legal counsel selected by the Indemnitee) incurred by any Indemnitee in connection with claim, action, investigation or proceeding in any respect relating to any of the foregoing, whether or not suit is brought.

      "Notice of Actionable Default" means a written notice provided to the Priority Lien Agent by Required Priority Debtholders, or by a Priority Debt Representative acting with the authorization or consent of Required Priority Debtholders, stating that an Actionable Default has occurred and is continuing and instructing the Priority Lien Agent to deliver such Notice of Actionable Default to the Collateral Trustee in accordance with the Collateral Trust Agreement.

      "Opinion of Company Counsel" means a written opinion from independent legal counsel who is reasonably acceptable to the Priority Lien Agent or the Company's chief legal officer or deputy chief legal officer. The opinion may include exceptions and qualifications consistent with customary practice for written third party legal opinions relating to the subject matter of the opinion.

      "Required Priority Debtholders" means (a) at any time in respect of any action or matter other than delivery of a Notice of Actionable Default, holders of the outstanding principal amount of all Priority Lien Debt then outstanding, voting together as a single class, and (b) with respect to delivery of a Notice of Actionable Default, holders of the outstanding principal amount of, or commitments with respect to, the applicable Series of Priority Lien Debt under which an Actionable Default has occurred and is continuing required pursuant to the terms of the indenture or other agreement governing such indebtedness, voting as a single class, to exercise remedies thereunder in connection with such Actionable Default. For this purpose, Priority Lien Debt registered in the name of the Company shall be deemed not to be outstanding.

                                   ARTICLE II
                  OBLIGATIONS AND POWERS OF PRIORITY LIEN AGENT

2.1 Appointment and Authorization of Priority Lien Agent. The parties hereto, including the Priority Lien Agent, hereby agree that the Priority Lien Agent shall serve as the Priority Lien Agent under the Collateral Trust Agreement. The Priority Lien Agent is irrevocably authorized and empowered to enter into and perform all obligations and exercise all interests, rights, powers and remedies of the Priority Lien Agent under the Collateral Trust Agreement and applicable law, and to act under the Collateral Trust Agreement as set forth in this Agreement or as requested in any lawful directions given to it from time to time by an Act of Required Priority Debtholders. Except as expressly set forth herein, the Priority Lien Agent shall act under the Collateral Trust Agreement only pursuant to an Act of Required Priority Debtholders.

2.2 Application of Proceeds. The Priority Lien Agent shall apply any proceeds of any collection, sale, foreclosure or other realization upon any Collateral, or any realization upon any Guarantee, received by it in its capacity as Priority Lien Agent under the Collateral Trust Agreement in the following order of application:

      FIRST, to the payment of all amounts payable under this Agreement on account of the Priority Lien Agent's fees or any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Priority Lien Agent;

      SECOND, to the respective Priority Debt Representatives for application to the Priority Lien Obligations Equally and Ratably until all Priority Lien Obligations have been paid in full in cash.

      For this purpose, "proceeds" of Collateral or any Guarantee includes any and all cash, securities and other property received by the Priority Lien Agent in its capacity as such under the Collateral Trust Agreement.

2.3   Notices, Documents and Communications.

The Priority Lien Agent shall promptly deliver a copy of any document, notice, certificate, instruction or communication received by the Priority Lien Agent in its capacity as such under the Collateral Trust Agreement to each Priority Debt Representative. The Priority Lien Agent shall further permit each Priority Debt Representative and each holder of Priority Lien Debt, upon reasonable written notice or from time to time, to inspect and copy any and all documents, notices, certificates, instructions or communications received by the Priority Lien Agent hereunder or in its capacity as Priority Lien Agent under the Collateral Trust Agreement.

Upon the written request of any Priority Debt Representative, the Priority Lien Agent shall, on behalf of such Priority Debt Representative, request copies of any and all Security Documents and other documents, notices, certificates, instructions or communications received by the Collateral Trustee in its capacity as such under the Collateral Trust Agreement.

2.4 Conflicts of Interest. Unless otherwise provided in any Priority Lien Document, the Priority Lien Agent in its individual or any other capacity may become the owner or pledgee of Priority Lien Debt and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Priority Lien Agent, including by serving as a Priority Debt Representative or as Collateral Trustee under the Collateral Trust Agreement. However, in the event that the Priority Lien Agent acquires any conflicting interest, it must eliminate such conflict within ninety (90) days of ascertaining it has such conflicting interest or resign to the extent necessary to eliminate such conflict.

                                   ARTICLE III
                      IMMUNITIES OF THE PRIORITY LIEN AGENT

3.1 No Implied Duty. The Priority Lien Agent will not have any duties or responsibilities except those expressly assumed by it in this Agreement and the Collateral Trust Agreement and shall not be required to take any action which is contrary to applicable law or any provision of this Agreement or the Collateral Trust Agreement.

3.2 Appointment of Agents and Advisors. The Priority Lien Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or thorough agents, attorneys, accountants, appraisers or other experts or advisors as it may reasonably require and shall not be responsible for any misconduct or negligence on the part of any of them.

3.3   Solicitation of Instructions.

      (a) The Priority Lien Agent may at any time solicit confirmatory instructions from Required Priority Debtholders or an order of a court of competent jurisdiction, as to any action which it may be requested or required to take, or which it may propose to take, in the performance of any of its obligations under this Agreement.

      (b) No direction given to the Priority Lien Agent by Required Priority Debtholders which imposes, purports to impose or might reasonably be expected to impose upon the Priority Lien Agent any obligation or liability not set forth in or arising under this Agreement shall be binding upon the Priority Lien Agent unless the Priority Lien Agent elects, at its sole option, to accept such direction.

3.4 Limitation of Liability. The Priority Lien Agent shall not be responsible or liable for any action taken or omitted to be taken by it hereunder, except for its own gross negligence or willful misconduct.

3.5 Documents in Satisfactory Form. The Priority Lien Agent shall be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement, be delivered to it in a form and upon substantive provisions reasonably satisfactory to it.

3.6 Entitled to Rely. The Priority Lien Agent may conclusively rely upon any certificate, notice or other document (including any teletransmission) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons and need not investigate any fact or matter stated in any such document. The Priority Lien Agent may seek and rely upon any judicial order or judgment, upon any advice, opinion or statement of legal counsel, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by the Company in compliance with the provisions of this Agreement or delivered to it by any Priority Debt Representative as to the holders of Priority Lien Debt for whom it acts, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof. The Priority Lien Agent may act in reliance upon any instrument comporting with the provisions of this Agreement or any signature reasonably believed by it to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

3.7 Priority Lien Debt Default. The Priority Lien Agent shall not be required to inquire as to the occurrence or absence of any Secured Debt Default under any Priority Lien Document and shall not be affected by or required to act upon any notice or knowledge as to the occurrence of any Secured Debt Default under any Priority Lien Document unless and until it receives a Notice of Actionable Default.

3.8 Actions by Priority Lien Agent. As to any matter not expressly provided for by this Agreement, the Priority Lien Agent shall act or refrain from acting as directed by an Act of Required Priority Debtholders and shall be fully protected if it does so.

3.9 Security or Indemnity in Favor of Priority Lien Agent. The Priority Lien Agent shall not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder unless it has been provided with security or indemnity reasonably satisfactory to it against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action.

3.10  Rights of the Priority Lien Agent.

      (a) Notwithstanding anything to the contrary contained herein or in the Collateral Trust Agreement, the Priority Lien Agent shall be under no obligation to take any action which in its sole discretion, would subject the Priority Lien Agent to personal or financial liability.

      (b) In the event there is any disagreement between the other parties to this Agreement resulting in adverse claims being made in connection with Collateral held by the Priority Lien Agent and the terms of this Agreement or the Collateral Trust Agreement do not unambiguously mandate the action the Priority Lien Agent is to take or not to take in connection therewith under the circumstances then existing, or the Priority Lien Agent is in doubt as to what action it is required to take or not to take, it shall be entitled to refrain from taking any action until directed otherwise in writing by a request signed jointly by the parties hereto entitled to give such direction or by order of a court of competent jurisdiction.

3.11 Assumption of Rights, Not Assumption of Duties. Anything herein contained to the contrary notwithstanding, (a) each of the parties thereto shall remain liable under each of the Priority Lien Documents to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not be executed, (b) the exercise by the Priority Lien Agent of any of its rights, remedies or powers hereunder shall not release such parties from any of their respective duties or obligations under the Priority Lien Documents and (c) the Priority Lien Agent shall not be obligated to perform any of the obligations or duties of any of the parties thereunder.

                                   ARTICLE IV
                 RESIGNATION AND REMOVAL OF PRIORITY LIEN AGENT

4.1 Resignation or Removal of Priority Lien Agent. Subject to the appointment of a successor Priority Lien Agent as provided in Section 4.2 and the acceptance of such appointment by the successor Priority Lien Agent, (a) the Priority Lien Agent may resign at any time by giving not less than 30 days' notice of resignation to the Company and each Priority Debt Representative and
(b) the Priority Lien Agent may be removed at any time, with or without cause, by an Act of Required Priority Debtholders.

4.2 Appointment of Successor Priority Lien Agent. Upon any such resignation or removal, a successor Priority Lien Agent may be appointed by the Priority Debt Representatives, acting jointly, or by an Act of Required Priority Debtholders. If no successor Priority Lien Agent shall have been so appointed and shall have accepted such appointment within thirty (30) days after the predecessor Priority Lien Agent gave notice of resignation or was removed, the retiring Priority Lien Agent may (at the expense of the Company), at its option, appoint a successor Priority Lien Agent, or petition a court of competent jurisdiction for appointment of a successor Priority Lien Agent, which shall be a bank or trust company (a) authorized to exercise corporate trust powers, (b) having a combined capital and surplus of at least $50,000,000 and (c) maintaining an office in New York, New York. The Priority Lien Agent shall fulfill its obligations hereunder until a successor Priority Lien Agent meeting the requirements of this Section
4.2 has accepted its appointment as Priority Lien Agent and the provisions of
Section 4.3 have been satisfied.

4.3 Succession. When the Person appointed as successor Priority Lien Agent in accordance with Section 4.2 accepts such appointment, such Person shall succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Priority Lien Agent, and the predecessor Priority Lien Agent shall be discharged from its duties and obligations hereunder. Thereafter the predecessor Priority Lien Agent shall remain entitled to enforce the immunities granted to it in Article III and the provisions of Sections 5.6 and 5.7.

                                    ARTICLE V
                            MISCELLANEOUS PROVISIONS

5.1   Amendment.

      (a) The Company and the Priority Lien Agent may amend or supplement this Agreement without the consent of any Priority Debt Representative or any holder of Priority Lien Debt (i) to cure any ambiguity, defect or inconsistency, or
(ii) to make any change that would provide any additional rights or benefits to the holders of Priority Lien Debt. Upon the request of the Company accompanied by an Officer's Certificate to the effect that any such amendment or supplement will not result in a breach of any provision or covenant contained in any of the Priority Lien Documents and, if requested by the Priority Lien Agent, an Opinion of Company Counsel to the effect that such amendment or supplement, as applicable, is authorized or permitted hereunder, the Priority Lien Agent shall join with the Company in the execution of such amendment or supplement and to make any further appropriate agreements and stipulations that may be therein contained; provided, however, that the Priority Lien Agent will not be obligated to enter into such amendment or supplement that affects its own rights, duties or immunities hereunder or otherwise. The Priority Lien Agent shall provide each Priority Debt Representative with written notice of any amendment or supplement hereunder within five (5) business days of its effectiveness.

      (b) The Company and the Priority Lien Agent may amend or supplement this Agreement as directed by an Act of Required Priority Debtholders, except that:

            (i) no amendment or supplement that reduces, impairs or adversely affects the right of any holder of Priority Lien Debt (A) to vote its outstanding Priority Lien Debt as to any matter described as subject to the approval of Required Priority Debtholders (or amends the provisions of this clause (i) or the definition of "Required Priority Debtholders"), or (B) to share in the order of application described in Section 2.2 in the proceeds of enforcement of or realization on any Collateral or any Guarantee, shall become effective without the additional consent of such holder; and

            (ii) no amendment or supplement that imposes any obligation upon the Priority Lien Agent or any Priority Debt Representative or adversely affects the rights of the Priority Lien Agent or any Priority Debt Representative, respectively, in its individual capacity shall become effective without the consent of the Priority Lien Agent or such Priority Debt Representative, respectively.

      The Priority Lien Agent shall not enter into any amendment or supplement under this Section 5.1(b) unless it has received (i) an Officer's Certificate to the effect that such amendment or supplement will not result in a breach of any provision or covenant contained in any of the Priority Lien Documents and (ii) if requested by the Priority Lien Agent, an Opinion of Company Counsel to the effect that such amendment or supplement, as applicable, is authorized or permitted hereunder.

5.2   Successors and Assigns.

      (a) Except as provided in Sections 3.2 and 4.2, the Person acting as Priority Lien Agent may not, in its individual capacity, delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights shall be void. All obligations of the Priority Lien Agent hereunder shall inure to the sole and exclusive benefit of, and be enforceable by, each Priority Debt Representative and each present and future holder of Priority Lien Obligations, each of whom shall be entitled to enforce this Agreement as a third party beneficiary hereof, and all of their respective successors and assigns.

      (b) The Company may not delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights shall be void. All obligations of the Company shall inure to the sole and exclusive benefit of, and be enforceable by, the Priority Lien Agent, each Priority Debt Representative and each present and future holder of Priority Lien Obligations, each of whom shall be entitled to enforce this Agreement as a third party beneficiary hereof, and all of their respective successors and assigns.

5.3 Delay and Waiver. No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement shall impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy shall preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

5.4 Notices. All notices required or permitted hereunder shall be given in writing and shall be delivered to the party or parties to which it is addressed by hand, by private courier or by first class United States mail, postage prepaid, at the following addresses or such other addresses as any party may designate by like notice.

                      [INSERT APPROPRIATE NOTICE ADDRESSES]

5.5 Entire Agreement. This Agreement states the complete agreement of the parties relating to the undertaking of the Priority Lien Agent set forth herein and supersedes all oral negotiations and prior writings in respect of such undertaking.

5.6 Compensation; Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Company agrees to pay, promptly upon demand:

      (a) such compensation to the Priority Lien Agent and its agents, co-agents and sub-agents as the Company and the Priority Lien Agent shall agree in writing from time to time;

      (b) all reasonable costs and expenses incurred in the preparation, execution, delivery, filing, recordation, administration or enforcement of this Agreement or any consent, amendment, waiver or other modification relating thereto;

      (c) all reasonable fees, expenses and disbursements of legal counsel and any auditors, accountants, consultants or appraisers or other professional advisors and agents engaged by the Priority Lien Agent or any Priority Debt Representative incurred in connection with the negotiation, preparation, closing, administration, performance or enforcement of this Agreement or any consent, amendment, waiver or other modification relating thereto and any other document or matter requested by the Company.

      The agreements in this Section 5.6 shall survive repayment of all other Priority Lien Obligations and the removal or resignation of the Priority Lien Agent.

5.7   Indemnity.

      (a) The Company jointly and severally agrees to defend, indemnify, pay and hold harmless, the Priority Lien Agent and each Priority Debt Representative, and each of their respective Affiliates and each and all of the directors, officers, partners, trustees, employees, attorneys and agents, and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an "Indemnitee") from and against any and all Indemnified Liabilities; provided, no Indemnitee shall be entitled to indemnification hereunder with respect to any Indemnified Liability to the extent such Indemnified Liability is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. All amounts due under this Section 5.7(a) shall be payable upon demand.

      (b) To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in Section 5.7(a) may be unenforceable in whole or in part because they are violative of any law or public policy, the Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

      (c) The Company shall not ever assert any claim against any Indemnitee, on any theory of liability, for any lost profits or special, indirect or consequential damages or (to the fullest extent a claim for punitive damages may lawfully be waived) any punitive damages arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument or transaction contemplated hereby or relating in any respect to any Indemnified Liability, and the Company hereby forever waives, releases and agrees not to sue upon any claim for any such lost profits or special, indirect, consequential or (to the fullest extent lawful) punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

      (d) The agreements in this Section 5.7 shall survive repayment of all other Priority Debt Obligations and the removal or resignation of the Priority Lien Agent.

5.8 Severability. If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, shall not in any way be affected or impaired thereby.

5.9 Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

5.10 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York without regard to conflicts of law principles.

5.11 Consent to Jurisdiction. All judicial proceedings brought against any party hereto arising out of or relating to this Agreement may be brought in any state or federal court of competent jurisdiction in the State, County and City of New York. By executing and delivering this Agreement, each party hereto, for itself and in connection with its properties, irrevocably (a) accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts; (b) waives any defense of forum non conveniens; (c) agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such party in accordance with
Section 5.4; (d) agrees that service as provided in clause (c) is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court and otherwise constitutes effective and binding service in every respect; and (e) agrees each party hereto retain the right to serve process in any other manner permitted by law or to bring proceedings against any party in the courts of any other jurisdiction.

5.12 Waiver of Jury Trial. Each party hereto hereby agrees to waive its respective rights to a jury trial of any claim or cause of action based upon or arising under this Agreement or any dealings between them relating to the subject matter of this Agreement. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each party hereto has already relied on this waiver in entering into this Agreement, and that each party hereto shall continue to rely on this waiver in its related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing (other than by a mutual written waiver specifically referring to this Section 5.12 and executed by each of the parties hereto), and this waiver shall apply to any subsequent amendments, renewals, supplements or modifications of or to this Agreement or to any other documents or agreements relating thereto. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

5.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

5.14  Effectiveness; Termination.

      (a) This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by each party of written or telephonic notification of such execution and authorization of delivery thereof.

      (b) This Agreement shall terminate immediately upon delivery by the Company to the Priority Lien Agent and any Priority Debt Representative hereunder of an Officer's Certificate to the effect that only one Series of Priority Lien Debt is at such time outstanding.

5.15 Additional Priority Debt Representatives. The Priority Lien Agent shall perform its undertakings under this Agreement with respect to each future holder of Priority Lien Obligations that (a) is identified as a holder of Priority Lien Debt under the Collateral Trust Agreement in accordance with the provisions set forth therein and (b) signs, through its designated representative, a Priority Debt Agreement Joinder substantially in the form attached hereto as Exhibit A.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                      [INSERT APPROPRIATE SIGNATURE BLOCKS]

                                    EXHIBIT A

                         Priority Debt Agreement Joinder

      The undersigned, _____________________, a _______________, hereby agrees to become party to the Priority Debt Agreement, [INSERT DESCRIPTION OF PRIORITY DEBT AGREEMENT], for all purposes thereof on the terms set forth therein, and to be bound by the terms of said Priority Debt Agreement as a "Priority Debt Representative" thereunder, as fully as if the undersigned had executed and delivered said Priority Debt Agreement as of the date thereof.

      The provisions of Article VII of said Priority Debt Agreement shall apply with like effect to this Joinder.

      IN WITNESS WHEREOF, the undersigned has executed and delivered this Joinder as of ___________________, 20____.

                                                ________________________________

                                                By:_____________________________
                                                Name:
                                                Title: